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As filed with the Securities and Exchange Commission on August 26, 2002

Registration No. 333-66480

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Magellan Health Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8060	58-1076937
(State or other jurisdiction of incorporation organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

6950 Columbia Gateway Drive
Columbia, MD 21046
(410) 953-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark S. Demilio
Executive Vice President,
Chief Financial Officer
Magellan Health Services, Inc.
6950 Columbia Gateway Drive
Columbia, MD 21046
(410) 953-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of correspondence to:
Michael L. Ryan
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be amended. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission or any applicable State securities commission becomes effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED AUGUST 26, 2002

Prospectus

Magellan Health Services, Inc.

Offer to Exchange

$250,000,000

9 3/8% Senior Notes due 2007

Terms of the Exchange Offer

•	We are offering to exchange the notes that we sold in private and offshore offerings for new registered exchange notes.
•	The exchange offer expires at 5:00 p.m., New York City time on [ ] unless extended.
•	Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.
•	All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.
•	We believe that the exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.
•	We will not receive any proceeds from the exchange offer.
•	The terms of the notes to be issued are identical to the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of the lesser of 180 days after the Expiration Date (as defined herein) and the date on which all exchanging dealers have sold all exchange notes held by them, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Investing in the notes issued in the exchange offer involves risks. See "Risk Factors" beginning on page 9.

        We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted. Neither the Securities and Exchange Commission nor any State securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2002.

TABLE OF CONTENTS

Summary	1
Risk Factors	9
The Exchange Offer	23
Use of Proceeds	32
Capitalization	33
Selected Historical Financial Information	34
Description of the Exchange Notes	38

Exchange and Registration Rights Agreement	71
U.S. Federal Income Tax Considerations	74
Plan of Distribution	77
Legal Matters	78
Independent Public Accountants	78

        Magellan Health Services, Inc. is a Delaware corporation incorporated in 1969. Our principal executive offices are located at 6950 Columbia Gateway Drive, Columbia, Maryland 21046 and our telephone number at that address is (410) 953-1000. Our website is located at www.magellanhealth.com. The information on our website is not part of this prospectus.

        In this prospectus, the "Company" refers to Magellan Health Services, Inc. and not to any of its subsidiaries; "we", "us" and "our" refer to Magellan Health Services, Inc. and its subsidiaries.

NOTICE TO NEW HAMPSHIRE RESIDENTS

        Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under Chapter 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements include, in particular, statements about our plans, strategies and prospects under the heading "Summary." You can identify certain forward looking statements by our use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk Factors." All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act covering the Exchange Notes. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information we file with the Commission can be inspected and copied at the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, the Commission maintains a Web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the Commission later will automatically update and supersede this information. The following documents filed by us and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering are incorporated by reference in this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2001,

  •
  Our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001,

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2001, March 31, 2002 and June 30, 2002,

  •
  Our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2002; and

  •
  Our Current Reports on Form 8-K filed on December 13, 2001, May 24, 2002 and August 14, 2002.

ii

        You may request a copy of these filings, at no cost, by writing or telephoning us at:

    Magellan Health Services, Inc.
    6950 Columbia Gateway Drive
    Columbia, Maryland 21046
    Attention: Investor Relations
    Telephone: (410) 953-1000

        Our common stock is traded on the New York Stock Exchange under the symbol "MGL." Our reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York.

        You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information.

        We are not making the Exchange Offer anywhere that it is not permitted.

        The information in this prospectus is accurate as of the date on the cover page. You should not assume that the information contained in this prospectus is accurate as of any other date.

iii

SUMMARY

        We are the nation's largest provider of managed behavioral healthcare services according to enrollment data reported in "Open Minds Yearbook of Managed Behavioral Health Market Share in the United States, 2000-2001" published by Open Minds, Gettysburg, Pennsylvania ("Open Minds Yearbook"). As of June 30, 2002, we had approximately 68.7 million covered lives under managed behavioral healthcare contracts and managed behavioral healthcare programs for approximately 2,300 customers. Through our current network of approximately 47,800 credentialed providers and 7,900 treatment facilities, we manage behavioral healthcare programs for health maintenance organizations ("HMOs"), Blue Cross/Blue Shield organizations and other insurance companies, corporations, federal, state and local governmental agencies, labor unions and various state Medicaid programs. We believe we have the largest and most comprehensive behavioral healthcare provider network in the United States. Our common stock is publicly traded on the New York Stock Exchange under the symbol "MGL."

        Our professional care managers coordinate and manage the delivery of behavioral healthcare treatment services through our network of providers, which includes psychiatrists, psychologists, licensed clinical social workers, marriage and family therapists and licensed clinical professional counselors. The treatment services provided by our behavioral provider network include outpatient programs (such as counseling and therapy), intermediate care programs (such as sub-acute emergency care, intensive outpatient programs and partial hospitalization services), inpatient treatment services and crisis intervention services. We provide these services under the following products: (i) risk-based products; (ii) employee assistance programs ("EAPs"); (iii) administrative services-only products ("ASO products"); and (iv) products that combine features of some or all of these products.

  •
  Under risk-based products, we arrange for the provision of a full range of behavioral healthcare services for beneficiaries of our customers' healthcare benefit plans through fee arrangements under which we assume all or a portion of the responsibility for the cost of providing such services (excluding at present the cost of medication) in exchange for a fixed per member per month fee.

  •
  Under EAPs, we provide assessment services to employees and dependents of our customers and, if required, referral services to the appropriate behavioral healthcare service provider. For many EAP customers, we provide limited outpatient therapy (usually limited to eight or fewer sessions) to patients requiring such services.

  •
  Under ASO products, we provide services such as utilization review, claims administration and provider network management. We do not assume the responsibility for the cost of providing behavioral healthcare services pursuant to our ASO products.

        We believe, based on data reported in the Open Minds Yearbook, that we are the industry leader with respect to risk-based, ASO, EAP and integrated products. For our fiscal year ended September 30, 2001, risk-related products, which are products in which we are responsible for at least some of the cost of providing behavioral healthcare services and include risk-based, EAP and integrated products, accounted for 87.8% of our net revenues, and ASO products accounted for 12.2% of our net revenues. For the nine-month period ended June 30, 2002, risk-related products and ASO products accounted for 87.4% and 12.6%, respectively, of our net revenues.

        Within the managed behavorial healthcare business, we operate in the following four segments, based on the services we provide and the customers that we serve: (i) Health Plan Solutions Group ("Health Plans"); (ii) Workplace Group ("Workplace"); (iii) Public Solutions Group ("Public"); and (iv) Corporate and Other. The Health Plans segment provides risk-based and ASO products to health plan beneficiaries through contracts with managed care companies, health insurance companies, including Blue Cross/Blue Shield organizations, and other health plans. The Workplace segment provides, primarily to employers including large corporations, EAP assessment and referral services and integrated products that combine EAP with risk-based or ASO managed behavioral healthcare services. The Public segment provides risk-based and ASO products to Medicaid beneficiaries through contracts with state or local government agencies. The Corporate and Other segment mainly provides operational support (such as claims adjudication and payments and network and clinical services) and administrative support (such as information systems and corporate functions) to the other segments.

        Over the past three years, we have undertaken a strategy to reduce debt, improve our financial flexibility and, most recently, to focus on our core managed behavioral healthcare business. To implement this strategy, we have successfully sold non-core assets and exited non-core businesses. Since April 1999, we have:

  •
  substantially completed our exit from the healthcare provider and franchising business (which included the operation of psychiatric hospitals and our joint venture, Charter Behavioral Health Systems, LLC), our specialty managed healthcare business and our human services business (home-based behavioral healthcare services and alternative care services such as residential treatment, home and community-based programs and rehabilitative and support services);

  •
  generated net cash proceeds of approximately $173.5 million from asset sales, including the sale of our European psychiatric hospitals and National Mentor, Inc., our human services business;

  •
  received an investment of $59.1 million from affiliates of the investment firm Texas Pacific Group in December 1999;

  •
  repaid approximately $208.6 million in debt; and

  •
  issued $250 million in senior notes in May 2001 to improve our liquidity position and financial flexibility.

The Exchange Offer

        On May 31, 2001, we issued to J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation and UBS Warburg LLC (the "Initial Purchasers") in a private offering $250,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2007 (the "Initial Notes"). The Initial Purchasers placed the Initial Notes with institutional investors and non-U.S. persons in transactions exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) of, and Regulation S under, the Securities Act.

Exchange and Registration Rights Agreement

        When we issued the Initial Notes, we entered into an Exchange and Registration Rights Agreement in which we agreed, among other things, to use our best efforts to complete the registered exchange offer for the Initial Notes (the "Exchange Offer") on or prior to January 25, 2002. Under the terms of the Exchange Offer, you are entitled to exchange the Initial Notes for registered exchange notes (the "Exchange Notes") with substantially identical terms. You should read the discussion under the heading "Description of the Exchange Notes" for further information regarding the Exchange Notes.

The Exchange Offer

        We are offering Exchange Notes in exchange for an equal principal amount of Initial Notes. As of this date, there are $250,000,000 aggregate principal amount of Initial Notes outstanding. Initial Notes may be tendered only in integral multiples of $1,000.

Resale of Exchange Notes

        We believe that the Exchange Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  you are acquiring the Exchange Notes in the ordinary course of your business;

  •
  you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes; and

  •
  you are not an "affiliate" of ours.

        If any of the foregoing is not true and you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act and without an exemption of your Exchange Notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

        Each broker-dealer that is issued Exchange Notes for its own account in exchange for Initial Notes that it acquired in market making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act upon any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Notes. See "Plan of Distribution." Subject to certain limitations, we will take steps to ensure that the issuance of the Exchange Notes will comply with state securities or "blue sky" laws.

Consequences of Failure to Exchange Initial Notes

        If you do not exchange your Initial Notes for Exchange Notes, you will no longer be able to force us to register the Initial Notes under the Securities Act. In addition, you will not be able to offer or sell the Initial Notes, unless they are registered under the Securities Act (and we will have no obligation to register them, except for some limited exceptions) or unless you offer or sell them in a manner that does not require registration under the Securities Act. See "Risk Factors—Transfer Restrictions" and "The Exchange Offer—Terms of the Exchange Offer."

Expiration Date

        The Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2002 (the "Expiration Date") unless we decide to extend the Exchange Offer.

Interest on the Exchange Notes

        The Exchange Notes will accrue interest at 9 3/8% per year, from either May 31, 2001 or the last date we paid interest on the Initial Notes you exchanged. We will pay interest on the Exchange Notes on May 15 and November 15 of each year through the maturity date of November 15, 2007.

Conditions to the Exchange Offer

        The Exchange Offer is subject only to certain customary conditions, including that:

  •
  the Exchange Offer does not violate applicable law or an interpretation of law of the staff of the Commission;

  •
  no change in our business has occurred which might materially impair our ability to proceed with the Exchange Offer;

  •
  no litigation materially impairs our ability to proceed with the Exchange Offer; and

  •
  we obtain all the governmental approvals we deem necessary for the Exchange Offer. See "The Exchange Offer—Conditions."

Procedures for Tendering Initial Notes

        If you wish to accept the Exchange Offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal (including the Initial Notes to be exchanged) to the exchange agent at the address set forth on the cover page of the letter of transmittal. In the alternative, you can tender your Initial Notes by following the procedures for book-entry transfer, as described in this document. For more information on accepting the Exchange Offer and tendering your Initial Notes, see "The Exchange Offer—Procedures for Tendering."

Guaranteed Delivery Procedures

        If you wish to tender your Initial Notes and you cannot get your required documents to the exchange agent by the Expiration Date, you may tender your Initial Notes according to the guaranteed delivery procedures under the heading "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal Rights

        You may withdraw the tender of your Initial Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address under "The Exchange Offer—Exchange Agent" by 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Initial Notes and Delivery of Exchange Notes

        Subject to certain conditions, we will accept any and all Initial Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. We will deliver the

Exchange Notes promptly after the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."

Tax Considerations

        The exchange of notes should not be a taxable exchange for Federal income tax purposes, but you should consult your tax advisor about the tax consequences of this exchange. See "U. S. Federal Income Tax Considerations."

Exchange Agent

        HSBC Bank USA is serving as exchange agent in connection with the Exchange Offer.

Fees and Expenses

        We will bear all expenses related to consummating the Exchange Offer and complying with the Exchange and Registration Rights Agreement. See "The Exchange Offer—Fees and Expenses."

Use of Proceeds

        We will not receive any cash proceeds from the issuance of the Exchange Notes. We used the proceeds from the sale of the Initial Notes to repay certain amounts outstanding under our Senior Credit Facilities (as defined herein). See "Use of Proceeds."

Summary Description of the Exchange Notes

        The form and terms of the Exchange Notes are identical to the form and terms of the Initial Notes except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the Indenture. The following summary contains basic information about the Exchange Notes. It does not contain all the information that is important to you. For a more complete understanding of the Exchange Notes, please refer to the section of this prospectus entitled "Description of the Exchange Notes."

Maturity Date	November 15, 2007.
Interest	Annual rate: 9 3/8%. Payment frequency: every six months on May 15 and November 15.
Optional Redemption
On and after November 15, 2005, we may redeem some or all of the Exchange Notes at the redemption prices listed in the section entitled "Description of the Exchange Notes—Optional Redemption." Prior to that date, we may not redeem the Exchange Notes, except as described in the following sentence.

At any time and from time to time prior to November 15, 2004, we may redeem Exchange Notes in an aggregate principal amount up to 35% of the original aggregate principal amount of the Initial Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date so long as, after giving effect to any such redemption, (1) Initial Notes and/or Exchange Notes in an aggregate principal amount equal to at least 65% of the original aggregate principal amount of the Initial Notes remain outstanding and (2) any such redemption by us is made within 60 days of such equity offering. See "Description of the Exchange Notes—Optional Redemption."
Change of Control
Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a portion of your Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of repurchase; provided, however, that notwithstanding the occurrence of a change of control, we will not be obligated to repurchase the Exchange Notes pursuant to a change of control offer in the event that we have exercised our right to redeem all the notes, as described under "Optional Redemption" above. See "Description of the Exchange Notes—Change of Control."

Security and Ranking	The Exchange Notes will be unsecured and:

• will be senior obligations ranking equally with all of our existing and future senior indebtedness, including all of our borrowings under the term loan facility and revolving credit facility (together, the "Senior Credit Facilities") in our senior secured bank credit agreement dated February 12, 1998 (the "Credit Agreement");
• will rank senior to all of our existing and future subordinated obligations, including the 9% Series A Senior Subordinated Notes due 2008 (the "Subordinated Notes");

• will be effectively subordinated to all of our existing and future secured indebtedness, including indebtedness under the Senior Credit Facilities, to the extent of the value of the assets securing such indebtedness; and

• will be structurally subordinated to indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries, including the guarantees by such subsidiaries of indebtedness under the Senior Credit Facilities.
See "Description of the Exchange Notes—Ranking."
As of June 30, 2002, after eliminating intercompany activity:

• the Company had approximately $394.3 million of senior indebtedness (including the Initial Notes and indebtedness under the Senior Credit Facilities, but excluding unused commitments and $51.2 million of outstanding but undrawn letters of credit);
• the Company had approximately $625.0 million of subordinated indebtedness (consisting of the Subordinated Notes);
• the Company's subsidiaries had approximately $6.4 million of indebtedness (excluding guarantees of indebtedness under the Senior Credit Facilities);

• the Company and its subsidiaries had approximately $144.3 million of secured indebtedness (including indebtedness under the Senior Credit Facilities, but excluding unused commitments, $51.2 million of outstanding but undrawn letters of credit and guarantees of indebtedness under the Senior Credit Facilities);
• the Company's subsidiaries had approximately $376.9 million of total liabilities (excluding guarantees of indebtedness under the Senior Credit Facilities); and
• the Company's subsidiaries had no preferred stock outstanding.
Indebtedness under the Senior Credit Facilities is secured by substantially all of our assets and the assets of our subsidiaries.

No Guarantees for the Exchange Notes	The Exchange Notes will not be guaranteed by any of our existing or future subsidiaries. After eliminating intercompany activities, our subsidiaries had:
• assets of $1,559.8 million, or 93.4% of our total assets, as of June 30, 2002;
• liabilities (excluding guarantees of amounts outstanding under the Senior Credit Facilities) of $376.9 million as of June 30, 2002;
• revenue of $1,755.5 million and $1,319.8 million, or 100.0% and 100.0% of our consolidated revenue, for fiscal year 2001 and the nine months ended June 30, 2002, respectively;
• EBITDA of $257.3 million and $152.4 million, or 104.9% and 104.3% of our consolidated EBITDA, for fiscal year 2001 and the nine months ended June 30, 2002, respectively.
Certain Covenants
We will issue the Exchange Notes under an indenture (the "Indenture") with HSBC Bank USA, as trustee (the "Trustee"). The Indenture will, among other things, restrict our ability and the ability of our subsidiaries to:
• borrow money;
• pay dividends on stock, redeem stock or redeem subordinated debt;
• make certain other payments, including for investments;
• enter into agreements that restrict dividends from subsidiaries;
• sell assets and use the proceeds from asset sales;
• enter into affiliate transactions;
• create liens on assets;
• enter into sale/leaseback transactions; and
• merge or consolidate.
These covenants will be subject to a number of important exceptions and qualifications. For more details, see "Description of the Exchange Notes—Certain Covenants."

Risk Factors

        You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus in determining whether to participate in the Exchange Offer.

Risk Factors

        You should carefully consider the risks described below in evaluating the Exchange Offer. The risks outlined below are not the only ones facing our company. Additional risks not currently known to us or that we currently consider immaterial may also impair our business operations. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes" or "notes".

Substantial Leverage—Our substantial leverage results in significant debt service obligations that could adversely affect our ability to fulfill our obligations under the notes and operate our business.

        We are currently highly leveraged, with indebtedness that is substantial in relation to our stockholders' equity. As of June 30, 2002 our aggregate outstanding indebtedness was approximately $1.0 billion and our stockholders' equity was approximately $179.9 million. The Credit Agreement, the indenture for the Subordinated Notes (the "Subordinated Notes Indenture") and the Indenture permit us to incur or guarantee certain additional indebtedness, subject to certain limitations.

        Our high level of indebtedness could have important consequences to you, including the risks that:

  •
  our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future;

  •
  a substantial portion of our cash flows from operations must be dedicated to the payment of principal and interest on our indebtedness;

  •
  we are substantially more leveraged than certain of our competitors, which might place us at a competitive disadvantage;

  •
  we may be hindered in our ability to adjust rapidly to changing market conditions;

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  our indebtedness may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts and strategic acquisitions;

  •
  our high degree of leverage could make us more vulnerable in the event of a downturn in general economic conditions or our business or in the event of adverse changes in the regulatory environment or other adverse circumstances applicable to us;

  •
  our interest expense could increase if interest rates in general increase because a portion of our indebtedness bears interest at a floating rate;

  •
  our level of indebtedness may prevent us from raising the funds necessary to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes; and

  •
  our failure to comply with the financial and other restrictive covenants in our indebtedness, which, among other things, require us to maintain certain financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or our prospects. See "Risk Factors—Restrictive Covenants in Our Debt Instruments."

        See "Description of the Exchange Notes—Change of Control," "—Events of Default and Remedies" and "—Certain Covenants."

Ability to Service Debt—To service our indebtedness, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

        Our ability to repay or to refinance our indebtedness and to pay interest on our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, the actions of competitors, regulatory developments and delays in implementing strategic projects. Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. There can be no assurance that we will be able to implement our strategy fully or that the anticipated results of our strategy will be realized.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or seek to obtain additional equity capital or to restructure our debt. Our cash flows and capital resources may not be sufficient for payment of principal of and interest on our indebtedness in the future. These alternative measures may not be successful or permit us to meet our scheduled debt service obligations.

        In addition, because our obligations under the Senior Credit Facilities bear interest at floating rates, an increase in interest rates could adversely affect, among other things, our ability to meet our debt service obligations.

Additional Borrowing Capacity—Despite our substantial leverage at present, we will be able to incur more debt.

        The Credit Agreement, the Subordinated Notes Indenture and the Indenture allow us to incur additional indebtedness under certain circumstances, including, as of June 30, 2002, up to $83.8 million of additional debt under the Revolving Facility, giving effect to the reduction of availability due to $51.2 million of outstanding stand-by letters of credit and $15.0 million in outstanding borrowings. If we incur additional debt above the levels in effect the risks associated with these levels of debt could intensify.

Structural Subordination—Claims of creditors of our subsidiaries will have priority with respect to the assets and earnings of those subsidiaries over your claims.

        Claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness, preferred stock or guarantees issued by those subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of the Company's creditors, including holders of the notes, even if the obligations of those subsidiaries do not constitute senior indebtedness.

        The indebtedness outstanding under the Senior Credit Facilities is fully guaranteed by substantially all of our direct and indirect domestic wholly-owned subsidiaries and substantially all of our future direct and indirect domestic wholly-owned subsidiaries (collectively, the "Bank Guarantors"). The obligations of the Bank Guarantors are secured by security interests in, or liens on, substantially all tangible and intangible assets of the Bank Guarantors (excluding real property). The notes are not guaranteed by any of our subsidiaries. Therefore, the lenders under the Senior Credit Facilities will have a direct claim against the assets of the Bank Guarantors, but the holders of the notes do not.

        We conduct substantially all of our operations through our subsidiaries. As a result, we are required to rely upon payments from our subsidiaries for the funds necessary to meet our obligations, including the payment of interest on and principal of the notes. The ability of our subsidiaries to pay dividends and make other payments to us is contingent upon the earnings of those subsidiaries and may be restricted by, among other things, agreements of the subsidiaries with their customers and applicable corporate and other laws and regulations, including regulations that may require our subsidiaries to maintain minimum levels of deposits, net worth, capital, surplus or reserves, or limit their ability to pay dividends, make investments or repay indebtedness. Although, in general, the Indenture limits the ability of our subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, these limitations are subject to a number of significant qualifications and exceptions. See "Description of the Exchange Notes—Certain Covenants—Limitation on Payment Restrictions Affecting Restricted Subsidiaries."

        Our subsidiaries had:

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  assets of $1,559.8 million, or 93.4% of our total assets, as of June 30, 2002;

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  liabilities (excluding guarantees of amounts outstanding under the Senior Credit Facilities) of $376.9 million as of June 30, 2002;

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  revenue of $1,755.5 million and $1,319.8 million, or 100% and 100% of our consolidated net revenue, for fiscal year 2001 and the nine months ended June 30, 2002, respectively.

        See "Description of the Exchange Notes—Ranking," "Description of the Exchange Notes—Certain Covenants—Limitation on Additional Indebtedness," "Description of the Exchange Notes—Change of Control" and "Description of the Exchange Notes—Certain Covenants—Limitation on Use of Proceeds from Asset Sales."

Unsecured Status of the Notes—The notes are effectively subordinated to the loans under the Credit Agreement because those loans are secured.

        The notes and loans under the Credit Agreement will rank equally in right of payment and both will be senior in right of payment to the Subordinated Notes and other subordinated indebtedness. The notes, however, will be unsecured, while loans outstanding under the Credit Agreement are secured by substantially all of our assets and those of the Bank Guarantors. In addition, subject to certain limitations in the Indenture, we may incur other senior indebtedness, including secured indebtedness. In the event of a bankruptcy, liquidation, reorganization or other winding-up of us or the Bank Guarantors or upon a default in payment on, or the acceleration of, any indebtedness under the Credit Agreement or other secured indebtedness, our assets and those of the Bank Guarantors that secure secured indebtedness will be available to pay obligations on the notes only after all indebtedness under the Credit Agreement and other secured indebtedness have been paid in full from those assets, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. As of June 30, 2002, we had approximately $118.0 million of indebtedness outstanding under the Term Loan Facility and had the ability to borrow up to an additional $83.8 million under the Revolving Facility (giving effect to the reduction of availability due to $51.2 million of outstanding stand-by letters of credit and $15.0 million in outstanding borrowings). In addition to the Senior Credit Facilities, as of June 30, 2002, we had $886.3 million of indebtedness, $11.3 million of which was secured indebtedness.

Inability to Repurchase the Notes Prior to Maturity—We may be unable to repurchase notes tendered pursuant to an offer to repurchase, which the Indenture requires us to make if a change of control occurs, because we may not have, or be able to raise, sufficient funds.

        If we experience certain changes of control, you will have the right to require us to repurchase your notes at a purchase price in cash equal to 101% of the principal amount of your notes plus accrued and unpaid interest. The Credit Agreement provides that certain change of control events with respect to us constitute a default thereunder. Any future credit agreement or other agreements relating to senior indebtedness to which we become a party may contain similar provisions.

        In addition, if we experience certain changes of control, holders of the Subordinated Notes will also have the right to require us to repurchase their Subordinated Notes. However, we are prohibited by the Credit Agreement from repurchasing any Subordinated Notes, except under limited circumstances. If we experience certain changes of control when we are prohibited from repurchasing Subordinated Notes, we could seek the consent of our lenders to purchase the Subordinated Notes or could attempt to refinance the borrowings that contain such a prohibition. In the event that we do not obtain this consent and do not refinance such borrowings, we would remain prohibited from purchasing the Subordinated Notes. In such case, our failure to purchase tendered Subordinated Notes would constitute a default under the Subordinated Notes Indenture, which, in turn, could result in amounts outstanding under the Senior Credit Facilities and other senior indebtedness, including the notes, being declared due and payable. Any such declaration could have adverse consequences to both you as well as us.

        In the event we experience certain changes of control, we may not have sufficient assets to satisfy all of our obligations under the Senior Credit Facilities, the Subordinated Notes and the notes. The provisions relating to a change of control included in the Credit Agreement, the Subordinated Notes Indenture and the Indenture as well as provisions of the Delaware General Corporation Law, our certificate of incorporation and our by-laws, may increase the difficulty of a potential acquiror obtaining control over us. See "Description of the Exchange Notes—Change of Control" and "Description of the Exchange Notes—Certain Covenants—Limitation on Use of Proceeds from Asset Sales."

Restrictive Covenants in Our Debt Instruments—Restrictions imposed by the Credit Agreement, the Subordinated Notes Indenture and the Indenture may limit our ability to take certain actions and result, if not adhered to, in defaults under our debt instruments.

        The Subordinated Notes Indenture and the Indenture contain a number of covenants that limit our management's discretion in the operation of our business by restricting our ability to:

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  incur additional indebtedness or issue preferred or redeemable stock;

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  pay dividends and make other distributions;

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  repurchase equity interests;

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  prepay subordinated debt;

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  make restricted payments;

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  enter into sale and leaseback transactions;

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  create liens;

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  sell and otherwise dispose of assets;

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  merge or consolidate; and

  •
  enter into certain transactions with affiliates.

        These restrictions may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, the Credit Agreement, as amended, includes other and more restrictive covenants and prohibits us from prepaying certain of our other indebtedness. The Credit Agreement also requires us to comply with specified financial ratios and tests, including a minimum interest coverage ratio, a maximum leverage ratio and a maximum senior debt ratio. We may not be able to comply with such covenants, ratios and tests in the future. Our ability to comply with such covenants, ratios and tests may be affected by one or more significant adverse outcomes with regard to litigations and events beyond our control, including certain prevailing economic, financial and industry conditions. The breach of any such covenants, ratios or tests could result in a default under one or more of the Credit Agreement, the Subordinated Notes Indenture or the Indenture, which would permit the lenders under the Credit Agreement, and in certain circumstances the holders of the Subordinated Notes or the notes, to declare all amounts outstanding under those agreements to be immediately due and payable, together with accrued and unpaid interest.

        Management estimates that we will not be in compliance with one or more of our financial covenants, as amended, as of September 30, 2002 and beyond. Management is evaluating certain alternatives to alleviate this issue, including further amendments to the Credit Agreement or refinancing amounts outstanding under the Credit Agreement. There can be no assurance that management will be able to successfully implement such alternatives. If we are unable to implement such alternatives at sufficient financing levels, we would not have the liquidity necessary to repay any debt that was so accelerated, and our ability to obtain liquidity required for our operations would be uncertain. Our auditors have informed management that if we are unable to sufficiently remediate our anticipated non-compliance with debt covenants, the auditors expect to issue a going concern modification within the auditor's report on the September 30, 2002 financial statements.

        Furthermore, the commitments of the lenders under the Credit Agreement to make further extensions of credit thereunder could be terminated. If we were unable to repay all amounts accelerated, the lenders could proceed against us and the Bank Guarantors and the collateral securing the Company's and the Bank Guarantors' obligations pursuant to the Credit Agreement. If the indebtedness outstanding pursuant to the Credit Agreement were to be accelerated, our assets might not be sufficient to repay such indebtedness and our other indebtedness, including the notes. If not cured or waived, such default could have a material adverse effect on our business or our prospects.

        See "Description of the Exchange Notes—Certain Covenants."

Risk-Related Products—Our ability to predict and control behavioral healthcare costs will determine whether we earn a profit on our contracts to provide services for a fixed fee.

        Our revenues come primarily from arrangements under which we assume all or a portion of the responsibility for the cost of providing a full or specified range of behavioral healthcare treatment services (excluding at present the cost of pharmaceuticals or other medication) to a specified beneficiary population in exchange, generally, for a fixed fee per member per month. We refer to such arrangements in this prospectus as "risk-related contracts" and "risk-related products". Revenues from such arrangements accounted for approximately 86.3%, 87.7%, 87.8%, 87.6% and 87.4% of our net revenue in fiscal years 1999, 2000, 2001 and the nine months ended June 30, 2001 and 2002, respectively. In order for such contracts to be profitable, we must accurately estimate the rate of service utilization by beneficiaries enrolled in programs managed by us and control the unit cost of such services. The most significant factor affecting the profitability of risk-related contracts is the ability to control direct service costs in relation to contract pricing. If the aggregate cost of behavioral healthcare treatment services provided to a given beneficiary population in a given period exceeds the aggregate of the per member per month fees received by us with respect to the beneficiary population in such period, we will incur a loss with respect to such beneficiary population during such period. Our assumptions as to service utilization rates and costs may not accurately and adequately reflect actual utilization rates and costs. Increases in behavioral healthcare costs or higher-than-anticipated utilization rates, significant aspects of which are outside our control, may cause expenses associated with such contracts to exceed our revenue from such contracts. The September 11, 2001 terrorist attacks have contributed to, and any further terrorist attacks against the United States may contribute to, such increases in utilization rates and behavioral healthcare costs.

        In addition, adjustments may be required to the estimates, particularly those regarding cost of care, made in reporting historical financial results. Medical claims payable in our financial statements includes reserves for incurred but not reported ("IBNR") claims which are estimated by us. We determine the amount of such reserves based on past claim payment experience for member groups, including the average interval between the date services are rendered and the date claims are paid and between the date services are rendered and the date we receive the claims, enrollment data, utilization statistics, adjudication decisions, authorized healthcare services and other factors. This data is incorporated into contract specific reserve models. The estimates for submitted claims and IBNR claims are made on an accrual basis and adjusted in future periods as required. However, changes in assumptions for medical costs caused by changes in actual experience (such as changes in the delivery system, changes in utilization patterns, unforeseen fluctuations in claims backlogs and others) may ultimately prove these estimates inaccurate. During the three months ended March 31, 2001, we recorded an adjustment (and corresponding income statement charge) of $15.0 million to our estimate of claims incurred in prior years based on the results of our reduction in claims inventory and other claims processing improvements. As of June 30, 2002, we believe that our medical claims payable balance of $204.5 million is adequate in order to satisfy ultimate claim liabilities incurred through June 30, 2002. Any adjustments to such estimates could adversely affect our results of operations in future periods.

        We will attempt to increase membership in our risk-related products. If we are successful in this regard, our exposure to potential losses from our risk-related products will also be increased. Furthermore, certain of these contracts and certain state regulations limit the profits that we may earn on risk-related business and may require refunds if the loss experience is more favorable than that originally anticipated. We frequently record retroactive customer settlements which may be unfavorable. These contracts and regulations may also require us or certain of our subsidiaries to reserve a specified amount of cash as financial assurance that we can meet our obligations under such contracts. As of June 30, 2002, we had restricted cash and investments of approximately $116.8 million pursuant to such contracts and regulations. Such amounts will not be available to us for general corporate purposes. Furthermore, certain state regulations restrict the ability of subsidiaries that offer risk-related products to pay dividends to us. Certain state regulations relating to the licensing of insurance companies may also adversely affect our risk-related business. Although experience varies on a contract-by-contract basis, historically, our risk-related contracts have been profitable in the aggregate. However, the degree of profitability varies significantly from contract to contract. For example, our Medicaid contracts with governmental entities generally tend to have direct profit margins that are lower than our other contracts. The most significant factor affecting the profitability of risk-related contracts is the ability to control direct service costs in relation to contract pricing.

Integration of Operations—Our efforts to integrate our operations may not result in the level of cost savings and improved services that we are anticipating.

        Since 1998, we have consolidated our managed behavioral healthcare businesses, eliminating duplicate staffing and facilities. We are now focusing on the next level of integration that includes reduction in computer system platforms, best practices analysis, standardization of provider contracting and utilization of the Internet to reduce the administrative burden to providers, customers and beneficiaries, as well as further consolidation of our regional service centers. We believe that we can reduce administrative costs and improve customer service through these measures. However, we may not be able to implement these initiatives or realize the anticipated savings associated with these initiatives. Also, certain costs may increase during the transition period even if savings are ultimately realized.

        In addition, if we experience significant disruptions in our computer systems and related claims payment problems during the integration process, these developments would adversely affect our relationships with many of our contracted providers and our business and results of operations.

Reliance on Customer Contracts—Our inability to renegotiate customer contracts could adversely affect us.

        All of our net revenue in fiscal year 2001 and the nine months ended June 30, 2002 was derived from contracts with payors of behavioral healthcare benefits. Our managed behavioral healthcare contracts typically have terms of one to three years, and in certain cases contain renewal provisions (at the customer's option) providing for successive terms of between one and two years (unless terminated earlier). Substantially all of these contracts are immediately terminable with cause and many, including some of our most significant contracts, are terminable without cause by the customer upon the provision of requisite notice and the passage of a specified period of time (typically between 60 and 180 days), or upon the occurrence of certain other specified events. Our ten largest customers accounted for approximately 56.3%, 59.1% and 57.4% of our net revenue for fiscal years 2000 and 2001 and the nine months ended June 30, 2002, respectively. Loss of all of these contracts or customers would, and loss of any one of these contracts or customers could, have a material adverse effect on us. In addition, price competition in bidding for contracts can significantly affect the financial terms of any new or renegotiated contract.

        Our two largest customer contracts are with Aetna Inc. ("Aetna") and the State of Tennessee's TennCare program. Our managed behavioral contracts with Aetna, including NYLCare Health Plans and Prudential HealthCare, which were acquired by Aetna in July 1998 and August 1999, respectively, accounted for approximately $235 million, $283 million, $315 million, $238 million and $196 million of consolidated net revenue in fiscal years 1999, 2000, 2001 and the nine months ended June 30, 2001 and 2002, respectively, accounting for approximately 16.0%, 17.2%, 18.0%, 18.0% and 14.9% of our net revenues, respectively, for those periods. The decrease in Aetna revenue of approximately $42 million in the nine months ended June 30, 2002 compared to the nine months ended June 30, 2001 was mainly due to decreased membership as a result of Aetna intentionally reducing its membership levels during the year in an effort to exit less profitable businesses. Aetna has announced its expectation that its membership may be further reduced during the remainder of calendar year 2002. We are not fully aware of which members Aetna expects will terminate, if any, or which products such members currently receive. Therefore, we cannot reasonably estimate the amount by which revenue will be further reduced as a result of these membership reductions. The current Aetna contract extends through December 31, 2003.

        Until June 30, 2002, both we and Premier Behavioral Systems of Tennessee, LLC ("Premier"), a joint venture in which we have a fifty percent interest, separately contracted with the State of Tennessee to manage the behavioral healthcare benefits for the State's TennCare program. Our direct TennCare contract (exclusive of Premier) accounted for approximately $214 million, $227 million, $249 million, $185 million and $175 million of consolidated net revenue in fiscal years 1999, 2000, 2001 and the nine months ended June 30, 2001 and 2002, respectively, accounting for approximately 14.6%, 13.8%, 14.2%, 13.9% and 13.3% of our net revenues, respectively, for those periods.

        In May 2002, we signed a new contract with the State of Tennessee under which we provide all services under the TennCare program through a direct contract. The new TennCare contract covers the period from July 1, 2002 through December 31, 2003. Premier was to cease providing services upon the expiration of its contract on June 30, 2002, however, the State of Tennessee has delayed the transfer of Premier's TennCare membership to us pending the State's clarification of certain matters regarding the membership transfer. We believe that the Premier membership will shift to us during either the first or second quarter of fiscal 2003, at which time the Premier contract will terminate. The State of Tennessee requires Premier to exist for 24 months after contract termination during which time the final run-out of claims and other liabilities will occur.

        The Aetna and TennCare contracts may not be extended or successfully renegotiated or the terms of any new contracts may not be comparable to those of existing contracts.

Fluctuation in Operating Results—Our operating results have been and may in the future be subject to significant fluctuations on a quarterly basis.

        Our quarterly operating results have varied in the past and may fluctuate significantly in the future due to a combination of factors, including:

  •
  changes in utilization levels by enrolled members of our risk-based contracts, including seasonal utilization patterns;

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  performance-based contractual adjustments to revenue, reflecting utilization results or other performance measures;

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  changes in estimates for contractual adjustments under commercial contracts and TRICARE contracts;

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  retrospective membership adjustments;

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  the timing of implementation of new contracts and enrollment changes;

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  pricing adjustments upon long-term contract renewals; and

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  changes in estimates regarding medical costs and incurred but not yet reported medical claims.

        These factors may affect our quarterly revenues, expenses and results of operations in the future. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that in future periods our results of operations may be below the expectations of the public market, analysts and investors.

Dependence On Government Spending For Managed Healthcare; Possible Impact of Healthcare Reform—We could be adversely affected by changes in federal, state and local healthcare policies.

        A significant portion of our revenue is derived, directly or indirectly, from federal, state and local governmental agencies, including state Medicaid programs. Reimbursement rates vary from state to state, are subject to periodic negotiation and may limit our ability to maintain or increase rates. We are unable to predict the impact on our operations of future regulations or legislation affecting Medicaid or Medicare programs, or the healthcare industry in general, and future regulations or legislation may have a material adverse effect on us. Moreover, any reduction in government spending for such programs could also have a material adverse effect on us. In addition, our contracts with federal, state and local governmental agencies, under both direct contract and subcontract arrangements, generally are conditioned upon financial appropriations by one or more governmental agencies, especially with respect to state Medicaid programs. These contracts generally can be terminated or modified by the customer if such appropriations are not made. Finally, some of our contracts with federal, state and local governmental agencies, under both direct contract and subcontract arrangements, require us to perform additional services if federal, state or local laws or regulations imposed after the contract is signed so require, in exchange for additional compensation to be negotiated by the parties in good faith. Government and other third-party payors are generally seeking to impose lower reimbursement rates and to renegotiate reduced contract rates with service providers in a trend toward cost control.

        The U.S. Congress is considering legislation which, among other things, would place limits on healthcare plans and methods of operations, limit employers' and healthcare plans' ability to define medical necessity and permit employers and healthcare plans to be sued in state courts for coverage determinations. It is uncertain whether we could recoup, through higher premiums or other measures, the increased costs of federally mandated benefits or other increased costs caused by such legislation or similar legislation. In addition, if any federal parity legislation is adopted and the difference in coverage limits for mental health coverage and medical health coverage is reduced or eliminated, any increase in revenue we derive following such legislation may not be sufficient to cover the increase in costs that would result from a greater utilization of mental healthcare services. We cannot predict the effect of this legislation, nor other legislation that may be adopted by Congress, and such legislation may have an adverse effect on us.

Regulation—Regulatory matters could adversely affect our ability to conduct our business.

        The managed behavioral healthcare industry and the provision of behavioral healthcare services are subject to extensive and evolving state and federal regulation. We are subject to certain state laws and regulations and federal laws as a result of the role we assume in connection with managing our customers' employee benefit plans.

        The regulatory issues that may affect our operations include:

  •
  whether we need to obtain additional licenses from state authorities to conduct our business, including our utilization review and third party administration activities;

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  whether we comply with various limits imposed by state authorities to prevent corporations from controlling or excessively influencing behavioral healthcare services through the direct employment of psychiatrists, psychologists or other professionals, and to prohibit such persons from splitting fees with other persons or entities;

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  whether we comply with laws that impose upon insurance companies, preferred provider organizations, HMOs and other types of third-party payors an obligation to contract with any healthcare provider willing to meet the terms of the payor's contracts with similar providers;

  •
  maintaining confidentiality of patient information; and

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  becoming compliant with the federal Health Insurance Portability and Accountability Act of 1996 within imposed deadlines.

        The imposition of additional license requirements and other regulatory requirements may, among other things, increase our equity requirements, increase the cost of doing business or force us to change our operations significantly to comply with these requirements.

Risks Related To Valuation and Amortization of Intangible Assets—We could be adversely affected if the value of intangible assets is not fully realized.

        Our total assets at June 30, 2002 reflect goodwill of approximately $1,126.0 million, representing 67.4% of our total assets. During the three months ended December 31, 2001, we adopted Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets." Under SFAS 142, we no longer amortize goodwill over its estimated useful life. Instead, we are required to test the goodwill for impairment based upon fair values at least on an annual basis. In accordance with the early adoption of SFAS 142, we must perform an initial impairment test as of October 1, 2001. Accordingly, we have completed the first phase of the goodwill impairment test and have determined that the allocated book value of the Workplace segment exceeds its fair value. Therefore, we have proceeded with the second phase of the impairment test, which is the measurement of the potential loss. We will record any impairment charge as a change in accounting principle, separate from operating results. We expect to complete our analyses and record the impact of the change in accounting principle no later than September 30, 2002. In addition, we will perform our annual impairment test as of July 1, 2002 during our fiscal quarter ending September 30, 2002. Any determination requiring a write-off of a significant portion of goodwill would adversely affect our results of operations.

        In addition to goodwill, at June 30, 2002 we had other identifiable intangible assets (primarily customer lists, provider networks and treatment protocols) of approximately $76.7 million, net of accumulated amortization of $45.2 million, which are being amortized over 8 to 30 years. The amortization periods used by us may differ from those used by other entities. In addition, we may be required to shorten the amortization period for intangible assets in future periods based on the prospects of acquired companies. We may not ever realize the value of such assets.

        We evaluate, on a regular basis, whether events and circumstances have occurred that indicate that all or a portion of the carrying value of intangible assets may no longer be recoverable, in which case a charge to earnings for impairment losses could become necessary. When events or changes in circumstances are present that indicate the carrying amount of intangible assets may not be recoverable, we assess the recoverability of intangible assets other than goodwill by determining whether the carrying value of such intangible assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. In fiscal year 2000, we recorded impairment losses on intangible assets and other long-lived assets of $15.8 million for continuing operations and $75.2 million for discontinued operations. The loss for discontinued business operations related to the write-down of certain long-lived assets of our specialty managed healthcare segment and our Group Practice Affiliates subsidiary. Any event or change in circumstances which leads to a future determination requiring additional write-offs of a significant portion of unamortized intangible assets, which may include goodwill, would adversely affect our results of operations.

Claims for Professional Liability—We are subject to various litigation claims and civil suits which may adversely affect us.

        The management and administration of the delivery of managed behavioral healthcare services, and the direct provision of behavioral healthcare treatment services, entail significant risks of liability. From time to time, we are subject to various actions and claims of professional liability for alleged negligence in performing utilization review activities, as well as for the acts or omissions of our employees, network providers or other parties. In the normal course of business, we receive reports relating to suicides and other serious incidents involving patients enrolled in our programs. Such incidents occasionally give rise to malpractice, professional negligence and other related actions and claims against us or our network providers. As the number of lives covered by us grows and the number of providers under contract increases, actions and claims against us (and, in turn, possible legal liability) predicated on malpractice, professional negligence or other related legal theories can be expected to increase. We are also subject to actions and claims for the costs of services for which payment was denied. Many of these actions and claims seek substantial damages and require us to incur significant fees and costs related to our defense. Pending or future actions or claims for professional liability (including any judgments, settlements or costs associated therewith) may have a material adverse effect on us.

Class Action Suits—We have been targeted as defendants in class action suits that may adversely affect us.

        Recently, certain managed healthcare companies, including us, have been targeted as defendants in several national class action lawsuits regarding their business practices. The class action complaints against us allege misrepresentations with respect to, and failure to disclose, our claims practices, the extent of the benefits coverage and other matters that cause the value of the benefits to be less than the amount of premium paid. We believe that these national class action lawsuits are part of a trend targeting the healthcare industry, particularly managed care companies. One other class action lawsuit against us alleges that a provider at one of our facilities violated privacy rights of certain patients. Such lawsuits may have a material adverse effect on us.

Professional Liability Insurance—Our inability to secure adequate levels of insurance could have a material adverse effect on us.

        We carry professional liability insurance, subject to certain deductibles. Such insurance may not be sufficient to cover any judgments, settlements or costs relating to present or future claims, suits or complaints. Upon expiration of our professional liability insurance, sufficient insurance may not be available on favorable terms, if at all. To the extent our customers are entitled to indemnification under their contracts with us relating to liabilities they incur arising from the operation of our programs, such indemnification may not be covered under our insurance policies. To the extent that certain actions and claims seek punitive and compensatory damages arising from alleged intentional misconduct by us, such damages, if awarded, may not be covered, in whole or in part, by our insurance policies. If we are unable to secure adequate insurance in the future, or if the insurance we carry is not sufficient to cover any judgments, settlements or costs relating to any present or future actions or claims, such judgments, settlements or costs may have a material adverse effect on us. In addition, we obtain surety bonds from insurance companies to meet requirements under the laws and regulations of states in which we operate. We anticipate our letter of credit requirements to increase in future periods to potentially replace or collateralize surety bonds due to the current condition of the surety bond market. We currently have approximately $41.8 million of surety bonds outstanding ($19.3 million of which is 50% collateralized with letters of credit). If we are unable to obtain adequate surety bonds or make alternative arrangements to satisfy the requirements for such bonds, we may no longer be able to operate in those states, which would have a material adverse effect on us.

Government Investigations—If we are not able to comply with the requirements of various government agencies that regulate our operations, we may be materially and adversely affected.

        From time to time, we receive notifications from and engage in discussions with various government agencies concerning our respective managed care businesses and operations. As a result of these contacts with regulators, we in many instances implement changes to our operations, revise our filings with such agencies and/or seek additional licenses to conduct our business. We also have certain potential liabilities relating to the self-insurance program we maintained with respect to our provider business prior to the sale in June 1997 of substantially all of our domestic acute care psychiatric hospital and residential treatment facilities to Crescent Real Estate Equities Company. In addition, we continue to be subject to governmental investigations and inquiries, civil suits and other claims and assessments with respect to the provider business. Our inability to cooperate with these government investigations and inquiries and comply with the various requirements imposed on us as a result of these proceedings may have a material adverse effect on our business.

Terrorist Attacks—Terrorist attacks, such as the September 11, 2001 terrorist attacks and the anthrax scare and other acts of violence or war, may affect the financial and insurance markets and our business, results of operations and financial condition.

        As a result of the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect of these events, as well as concerns about future terrorist attacks, on the financial markets is not yet known, but could include, among other things, increased volatility in the prices of securities, including the notes. These uncertainties could also adversely affect our ability to obtain financing on terms acceptable to us or at all, for debt repayments, acquisitions, capital expenditures or working capital.

        In addition, terrorist attacks may lead to sustained increases in premiums for professional liability and other insurance or to reductions in the available amount of insurance coverage or surety bonds, either of which may have a material adverse effect on us as described above in "—Professional Liability Insurance."

Fraudulent Conveyance Issues—The notes may be subject to federal and state fraudulent transfer statutes.

        Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if we, at the time we issued the Initial Notes:

(1)
incurred such indebtedness with the intent to hinder, delay or defraud creditors; or

(2)
received less than reasonably equivalent value or fair consideration for incurring such indebtedness, and

•
were insolvent at the time of incurrence;

•
were rendered insolvent by reason of such incurrence (and the application of the proceeds thereof);

•
were engaged or were about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital to carry on our businesses; or

•
intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured or became due;

then, in each case, a court of competent jurisdiction could (1) void, in whole or in part, the notes and direct the repayment of any amounts paid thereunder to our other creditors, (2) subordinate the notes to our obligations to our existing and future creditors or (3) take other actions detrimental to the holders of the notes. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in the case. Generally, however, we would be considered insolvent if the sum of our debts, including contingent liabilities, was greater than all of our assets at fair valuation or if the present fair saleable value of our assets was less than the amount that would be required to pay the probable liability on our existing debts, including contingent liabilities, as they become absolute and matured.

        We cannot predict:

  •
  what standard a court would apply in order to determine whether we were insolvent as of the date we issued the Initial Notes, or that regardless of the method of valuation, a court would determine that we were insolvent on that date; or

  •
  whether a court would determine that the payments constituted fraudulent transfers or conveyances on other grounds.

        In addition, under U.S. federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against us within 90 days after the payment by us with respect to the Initial Notes, or if we anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

        We believe that we issued the Initial Notes for proper purposes in good faith and that at the time we issued the Initial Notes we were not insolvent nor rendered insolvent thereby, had sufficient capital to carry on our business and were able to pay our debts as they mature or become due. In reaching these conclusions, we relied on various valuations and estimates of future cash flow that necessarily involved a number of assumptions and choices of methodology. However, a court may not adopt the assumptions and methodologies we have chosen or concur with our conclusion as to our solvency.

No Prior Market for the Notes—You cannot be sure that an active trading market will develop for the notes.

        The Initial Notes are currently owned by a relatively small number of institutional investors. We believe that none of such holders is our affiliate (as defined in Rule 405 under the Securities Act). Prior to the Exchange Offer, no public market for the Initial Notes will exist, although the Initial Notes are eligible for trading in the PORTAL Market among "qualified institutional buyers." The Exchange Notes will not be listed on any securities exchange. An active trading market for the Exchange Notes may not develop.

        The Exchange Notes will generally be permitted to be resold or otherwise transferred (subject to the restrictions described under "Exchange and Registration Rights Agreement") by each holder without further registration. However, the Exchange Notes will also constitute a new issue of securities with no established trading market. The Exchange Offer will not be conditioned on any minimum or maximum aggregate principal amount of the notes being tendered for exchange. See "Exchange and Registration Rights Agreement." We cannot assure you as to the development or liquidity of any market for the Exchange Notes, or, in the case of non-tendering holders of Initial Notes, the trading of the Initial Notes following the Exchange Offer.

        The market for "high yield" securities, such as the notes, is volatile and unpredictable, which may have an adverse effect on the liquidity of, and prices for, such securities. The Initial Notes and the Exchange Notes could trade at prices that may be lower than the initial offering price of the notes as a result of many factors, including prevailing interest rates and our operating results. The liquidity of, and trading market for, the notes also may be adversely affected by general declines in the market for similar securities. Such decline may adversely affect such liquidity and trading markets independent of our prospects or financial performance.

Transfer Restrictions—If you do not participate in the Exchange Offer, you will continue to be subject to transfer restrictions.

        If you do not exchange your Initial Notes for Exchange Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Initial Notes. We do not intend to register the Initial Notes under the Securities Act. To the extent Initial Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Initial Notes would be adversely affected. See "The Exchange Offer."

Exchange Offer Procedures—You must follow the procedures of the Exchange Offer in order to receive the Exchange Notes.

        Issuance of the Exchange Notes in exchange for the Initial Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Initial Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Initial Notes desiring to tender such Initial Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to tenders of Initial Notes for exchange. Initial Notes that are not tendered or that are tendered but not accepted by us for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Exchange and Registration Rights Agreement will terminate. In addition, any holder of Initial Notes who tenders in the Exchange Offer for the purpose of participating in a public distribution of the Exchange Notes may be deemed to be an "underwriter" (within the meaning of Section 2(11) of the Securities Act) of the Exchange Notes and, if so, will be required to comply with the registration and prospectus delivery requirements in the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that accompanies this prospectus that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected. See "The Exchange Offer."

Arthur Andersen—The conviction of Arthur Andersen may adversely affect Arthur Andersen's ability to satisfy any claims arising from its provision of auditing and other services to us and could have a material adverse effect on our ability to access capital markets in the future.

        Arthur Andersen LLP, our former independent public accountants that audited our financial statements incorporated by reference in this prospectus for the three fiscal years ended September 30, 2001, was found guilty by a jury on June 15, 2002 of federal obstruction of justice in connection with the government's investigation of Enron Corp. It has been reported that Arthur Andersen will appeal the conviction. The Commission has been informed by Arthur Andersen that it will cease practicing before the Commission by August 31, 2002, unless the Commission determines another date is appropriate. It is possible that events arising out of the indictment may adversely affect the ability of Arthur Andersen to satisfy any claims arising from its provision of auditing and other services to us, including claims that may arise out of Arthur Andersen's audit of our financial statements. The Commission has said that it will continue accepting financial statements audited or reviewed by Arthur Andersen provided that we comply with the applicable rules and orders issued by the Commission in March 2002 for such purpose.

        In the future, should we seek to access the public capital markets, the Commission's current rules require the inclusion or incorporation by reference of three years of audited financial statements in any prospectus. These rules would require us to present audited financial statements for one or more fiscal years audited by Arthur Andersen until our audited financial statements to the fiscal year ending September 30, 2004 become available in the first quarter of our fiscal year 2005. The Commission recently adopted rules exempting certain issuers filings Securities Act registration statements containing financial statements audited by Arthur Andersen from having to comply with rules that would also require such issuers to present manually signed reissued accountants' reports and written consents issued by Arthur Andersen. Although we believe that we currently meet the requirements for such exemptions, if the Commission ceases accepting financial statements audited by Arthur Andersen pursuant to such exemptions, it is possible that our financial statements for the years ended September 30, 1999, September 30, 2000 and September 30, 2001 audited by Arthur Andersen might not satisfy the Commission's requirements. If this occurs, we would not be able to access the public capital markets unless Ernst & Young LLP, our current independent accounting firm, or another independent accounting firm is able to audit the financial statements originally audited by Arthur Andersen. Any delay or inability to access the public capital markets caused by those circumstances could have a material adverse effect on us.

        In addition, since we have not obtained for this offering, and do not anticipate obtaining for any future public offerings of our securities, manually signed accountants reports (or consents) from Arthur Andersen or any other independent accounting firm and instead will be relying on previously issued audited (and unaudited) financial statements for financial information related to all time periods prior to and including September 30, 2001, your ability, and the ability of any such holders of such securities, to recover damages, if any, related to such financial statements will be significantly limited.

The Exchange Offer

        The Exchange Offer is being made pursuant to the Exchange and Registration Rights Agreement dated as of May 31, 2001 among the Company and Initial Purchasers. A copy of the Exchange and Registration Rights Agreement is available as set forth under the heading "Where You Can Find More Information."

Purpose and Effect of the Exchange Offer

        We sold the Initial Notes to the Initial Purchasers on May 31, 2001 pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Initial Notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act or pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. As a condition to the Purchase Agreement, we entered into the Exchange and Registration Rights Agreement, pursuant to which we agreed, for the benefit of all holders of the Initial Notes, that we would, at our expense, (i) as soon as practicable after the initial issuance of the Initial Notes, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Initial Notes for the Exchange Notes and (ii) use our best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by December 26, 2001. We also agreed that upon effectiveness of the Exchange Offer Registration Statement, we would offer to all holders of the Initial Notes an opportunity to exchange their securities for an equal principal amount of the Exchange Notes. Further, we agreed that we would keep the Exchange Offer open for acceptance for not less than 30 days (subject to any extensions required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Initial Notes and would comply with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4). A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Exchange Offer Registration Statement of which this prospectus is a part. The term "holder" with respect to the Exchange Offer means any person in whose name Initial Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        Based on existing interpretations of the staff of the Commission with respect to similar transactions, we believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the Exchange Notes. Each broker or dealer registered as such under Section 15 of the Exchange Act receiving Exchange Notes in the Exchange Offer ("Participating Broker-Dealers") will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. Each Participating Broker-Dealer must acknowledge that it will deliver a resale prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal which accompanies this prospectus states that by so acknowledging and by delivering a resale prospectus, a Participating Broker-Dealer will not be deemed to admit to be acting in the capacity of an "underwriter" (within the meaning of Section 2(11) of the Securities Act). This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by the Participating Broker-Dealer as result of market-making or other trading activities. Pursuant to the Exchange and Registration Rights Agreement, we have agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such Exchange Notes for a period of 180 days from the date on which the Exchange Offer Registration Statement of which this prospectus is a part is first declared effective.

        Each holder of the Initial Notes who wishes to exchange its Initial Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to us in the accompanying Letter of Transmittal, including that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it is not participating in, does not intend to participate in and has no arrangement with any person to participate in a public distribution (within the meaning of the Securities Act) of the Exchange Notes, and (iii) it is not our "affiliate," as defined in Rule 405 of the Securities Act, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. In addition, each holder who is not a broker-dealer will be required to represent that it is not engaged in, and does not intend to engage in, a public distribution of the Exchange Notes. Each Participating Broker-Dealer who receives Exchange Notes for its own account in exchange for Initial Notes that were acquired by it as a result of market-making or other trading activities will be required to acknowledge that it will deliver this prospectus in connection with any resale by it of such Exchange Notes.

        Accordingly, subject to the aforementioned interpretations of the Commission staff with respect to the free transferability of the Exchange Notes received by holders in exchange for their Initial Notes pursuant to the Exchange Offer and, as set forth in such interpretations, the ability of certain holders to participate in the Exchange Offer, holders of Initial Notes who would otherwise be eligible to participate in the Exchange Offer and receive freely tradeable Exchange Notes but who elect not to tender their Initial Notes for exchange, will not have any further registration rights under the Exchange and Registration Rights Agreement and the Initial Notes not so exchanged will remain "restricted securities" (within the meaning of the Securities Act) and subject to restrictions on transfer under the Securities Act.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, we will accept for exchange and exchange any and all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Initial Notes accepted in the Exchange Offer. Holders may tender some or all of their Initial Notes pursuant to the Exchange Offer. However, Initial Notes may be tendered only in integral multiples of $1,000.

        The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes except that (i) the Exchange Notes have been registered under the Securities Act and will not bear legends restricting the transfer thereof, and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the Indenture.

        As of the date of this prospectus, all $250,000,000 outstanding principal amount of the Initial Notes were evidenced by global securities, registered in the name of CEDE & Co., as nominee for The Depository Trust Company ("DTC"), and held by HSBC Bank USA as securities custodian for CEDE & Co. As indicated elsewhere in this prospectus, the Initial Notes have been included in the PORTAL Market for trading among "qualified institutional buyers" pursuant to Rule 144A under the Securities Act.

        For purposes of administration, we have fixed the close of business on            , 2002 as the record date for the Exchange Offer for purposes of determining the persons to whom this prospectus and the accompanying Letter of Transmittal will be mailed initially. There will be no fixed record date for determining generally registered holders of Initial Notes entitled to participate in the Exchange Offer.

        Holders of Initial Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. We intend to conduct the Exchange Offer in accordance with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4).

        We shall be deemed to have accepted validly tendered Initial Notes when, as and if we have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

        If any tendered Initial Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein under "—Conditions" or otherwise, the certificates for any such unaccepted Initial Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. See "—Procedures for Tendering."

        Holders who tender Initial Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Initial Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The term "Expiration Date" shall mean 5:00 p.m., New York City time, on                        , 2002, unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

        In order to extend the Exchange Offer, we will notify the Exchange Agent of any extension by oral or written notice and will notify the registered holders as promptly as practicable by public announcement thereof, the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion, (i) to delay accepting any Initial Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "—Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the Exchange Offer, in accordance with applicable rules of the Commission and published interpretations of the staff of the Commission, for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

        Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the Exchange Notes

        Each Exchange Note will bear interest from its date of original issuance. Holders of Initial Notes that are accepted for exchange and exchanged for Exchange Notes will receive, in cash, accrued interest thereon to, but not including, the original issuance date of the Exchange Notes. The Initial Notes will bear interest at a rate per annum of 9 3/8% through the date next preceding the date of the original issuance of the Exchange Notes. Such interest will be paid on the first interest payment date for the Exchange Notes. Interest on the Initial Notes accepted for exchange and exchanged in the Exchange Offer will cease to accrue on the date next preceding the date of original issuance of the Exchange Notes. The Exchange Notes will bear interest (as do the Initial Notes) at a rate per annum of 9 3/8%, which interest will be payable semi-annually on each May 15 and November 15, commencing on November 15, 2002.

Procedures for Tendering

        Only a holder of Initial Notes may participate in the Exchange Offer. The tender to the Exchange Agent of Initial Notes by a holder thereof as set forth below and the acceptance thereof by us will constitute a binding agreement between us and the tendering holder upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Initial Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, one of the following procedures must be completed: (i) a timely Book-Entry Confirmation (as hereinafter defined) of such Initial Notes into the Exchange Agent's account at DTC (the "Book Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent on or prior to the Expiration Date, (ii) certificates for the Initial Notes being tendered must be mailed or otherwise delivered to the Exchange Agent on or prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below.

        By executing the accompanying Letter of Transmittal, each holder will thereby make to us the representations set forth above in the third paragraph under the heading "—Purpose and Effect of the Exchange Offer."

        The tender by a holder and the acceptance thereof by us will constitute an agreement between us and such holder in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal.

        THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

        Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

        Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Initial Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issue Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-l5 under the Exchange Act (an "Eligible Institution").

        If the Letter of Transmittal is signed by a person other than the registered holder of any Initial Notes listed therein, such person must submit a properly completed bond power, signed by that registered holder as that registered holder's name appears on such Initial Notes with the signature thereon guaranteed by an Eligible Institution.

        If the Letter of Transmittal or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

        The Exchange Agent and DTC have confirmed to us that any financial institution that maintains a direct account with DTC (a "Participant") may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Initial Notes for exchange in the Exchange Offer. The Exchange Agent will request that DTC establish an account with respect to the Initial Notes for purposes of the Exchange Offer within two business days after the date of this prospectus. Any Participant may effect book-entry delivery of Initial Notes by causing DTC to record the transfer of the tendering Participant's beneficial interests in the global Initial Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for such transfer. However, the exchange of Exchange Notes for Initial Notes so tendered only will be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of Initial Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as defined below) and any other documents required by the Letter of Transmittal. The term "Agent's Message" as used herein means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a Participant tendering Initial Notes for exchange which are the subject of such Book-Entry Confirmation that such Participant has received and agrees to be bound by the terms and conditions of the Letter of Transmittal, and that we may enforce such agreement against such Participant.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Initial Notes and withdrawal of tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Initial Notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Initial Notes, neither we, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Initial Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

Guaranteed Delivery Procedures

        Holders whose certificates for Initial Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or holders who cannot complete the procedures for book-entry transfer on a timely basis may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form we provided (by mail or hand delivery), setting forth the name and address of the holder and the principal amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Initial Notes or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) the certificates for all physically tendered Initial Notes, in proper form for transfer, or a confirmation of book-entry transfer of such Initial Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Initial Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Initial Notes to be withdrawn (the "Depositor"), (ii) identify the Initial Notes to be withdrawn (including the certificate number(s) and principal amount of such Initial Notes, or, in the case of Initial Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Initial Notes register the transfer of such Initial Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Initial Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, whose determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Initial Notes so withdrawn are validly retendered. Any Initial Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Initial Notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the Expiration Date.

Conditions

        Notwithstanding any other term of the Exchange Offer, we shall not be required to accept for exchange, or exchange Exchange Notes for, any Initial Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Initial Notes, if:

          (a)  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our sole judgment, might materially impair our ability to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

          (b)  any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the Exchange Offer; or

          (c)  any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us; or

          (d)  any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

        If we determine in our sole discretion that any of the conditions is not satisfied, we may (i) refuse to accept any Initial Notes and return all tendered Initial Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Initial Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Initial Notes (see "—Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Initial Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the Exchange Offer, in accordance with applicable rules of the Commission and published interpretation of the staff of the Commission, for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Exchange Agent

        HSBC Bank USA has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    HSBC Bank USA
    One Hanson Place
    Brooklyn, NY 11243
    Attn: Paulette Shaw

    By Facsimile: (718) 488-4488
    Confirm by Telephone: (718) 488-4475 or 1-800-662-9844

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers and regular employees and our affiliates.

        We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. We, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will reimburse the holders of the Initial Notes for the reasonable fees and expenses of not more than one firm of counsel designated by the holders of a majority in principal amount of the Initial Notes outstanding within the meaning of the Indenture to act as counsel for all holders of Initial Notes in connection therewith.

        We will pay the cash expenses to be incurred in connection with the Exchange Offer. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

        We will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Initial Notes tendered, or if tendered Initial Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Initial Notes, which is face value, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

Termination of Certain Rights

        Holders of the Exchange Notes will not be entitled to the benefits of the Exchange and Registration Rights Agreement, pursuant to which we agreed, for the benefit of holders of the Initial Notes, that we would, at our expense, (i) as soon as practicable after the initial issuance of the Initial Notes, file the Exchange Offer Registration Statement with the Commission with respect to a registered offer to exchange the Initial Notes for the Exchange Notes and (ii) use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by December 26, 2001.

        In addition, pursuant to the Exchange and Registration Rights Agreement, if (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, we are not permitted to effect the Exchange Offer as contemplated hereby, (ii) any Initial Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes by January 25, 2002, (iii) any Initial Purchaser so requests with respect to Initial Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Initial Notes to participate in the Exchange Offer, (v) any holder of Initial Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Initial Notes, or (vi) we so elect, then we will file with the Commission a shelf registration statement

(the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Initial Note until (i) the date on which such Initial Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer; (ii) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. We will use our reasonable best efforts to have the Shelf Registration Statement declared effective by the Commission as promptly as practicable after the filing thereof and to keep the Shelf Registration Statement continuously effective until the earlier of (i) May 31, 2003 and (ii) the date on which the Initial Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act. At our expense, we will provide to each holder of the Initial Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Initial Notes from time to time. A holder of Initial Notes who sells such Initial Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

        Pursuant to the Exchange and Registration Rights Agreement, we agreed that, in the event that the Exchange Offer is not consummated on or prior to January 25, 2002, we will be obligated to pay liquidated damages to each holder of the Initial Notes in an amount equal to $0.192 per week per $1,000 principal amount of the Initial Notes held by such holder until the Exchange Offer is consummated. See "—Purpose and Effect of the Exchange Offer" and "—The Exchange and Registration Rights Agreement."

Consequences of Failure to Exchange

        The Initial Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" (within the meaning of the Securities Act). Accordingly, prior to the date that is two years after the later of the date of the original issue thereof and the last date on which we or any of our affiliates was the owner of such Initial Notes (the "Resale Restriction Termination Date"), such Initial Notes may be resold only (i) to us, (ii) to a person whom the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (iii) to an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that is an institution (an "Institutional Accredited Investor") that, prior to such transfer, furnishes to the Trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the Initial Notes (the form of which letter can be obtained from the Trustee), (iv) pursuant to the limitations on resale provided by Rule 144 under the Securities Act (if available), (v) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (vi) pursuant to an effective registration statement under the Securities Act or (vii) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such account be at all times within its control and to compliance with applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

Use of Proceeds

        We will not receive any cash proceeds from the issuance of the Exchange Notes under the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive Initial Notes in like principal amount, the terms of which are identical in all material respects to the Exchange Notes. The Initial Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness. The gross proceeds of $250 million from the issuance and sale of the Initial Notes, together with cash on hand, was used to pay the Initial Purchasers' discount and other expenses related to the offering and to repay indebtedness outstanding under the Senior Credit Facilities as follows: $99.6 million under the Tranche A Term Loan, $75.2 million under the Tranche B Term Loan and $75.2 million under the Tranche C Term Loan. Each of these loans bears interest at a floating per annum rate based, at our election, on LIBOR or an alternate base rate. There are no amounts outstanding under the Tranche A Term Loan. The interest rates applicable to the Tranche B Term Loan and the Tranche C Term Loan are 5.5625% and 5.8125%, respectively, as of August 5, 2002 and through September 4, 2002.

Capitalization

        The following table sets forth our unaudited historical capitalization as of June 30, 2002. This table should be read in conjunction with "Use of Proceeds" and "Selected Historical Financial Information."

As of June 30, 2002
(unaudited)
(dollars in millions)
Cash and cash equivalents	$34.2

Senior Credit Facilities:
Revolving Credit Facility(1)	$15.0
Tranche A Term Loan	—
Tranche B Term Loan	59.0
Tranche C Term Loan	59.0
Senior Notes due 2007	250.0
Senior Subordinated Notes due 2008	625.0
Other(2)	11.3

Total debt	1,019.3
Redeemable Preferred Stock	66.4
Total stockholders' equity(3)	179.9

Total capitalization	$1,265.6

(1)
The Senior Credit Facilities contain the senior secured $150.0 million Revolving Facility maturing in February 2004, with a sublimit of $100.0 million for letters of credit. As of June 30, 2002, we had approximately $51.2 million of letters of credit and $15.0 million in borrowings outstanding which reduces availability to approximately $83.8 million.

(2)
Represents capital lease obligations and $6.4 million of industrial revenue bonds.

(3)
Represents the book value of the Company's stockholders' equity. The Company's common stock is publicly traded on the New York Stock Exchange. As of August 20, 2002, the market value of the Company's issued and outstanding common stock was approximately $32.2 million.

Selected Historical Financial Information

        The following table sets forth selected historical financial information for the Company and its subsidiaries as of and for each of the fiscal years ended September 30, 1997, 1998, 1999, 2000 and 2001 and as of and for the nine month periods ended June 30, 2001 and 2002.

        The selected historical financial information for the fiscal years ended September 30, 1999, 2000 and 2001 and as of September 30, 2000 and 2001 has been derived from, and should be read in conjunction with, the audited consolidated financial statements and the notes thereto incorporated by reference from our Annual Report on Form 10-K filed with the Commission. The selected financial information for each of the fiscal years ended September 30, 1997 and September 30, 1998 and as of September 30, 1997, 1998 and 1999 has been derived from our audited consolidated financial statements previously filed with the Commission but not incorporated by reference in this prospectus. The unaudited selected historical financial information as of and for the nine-month periods ended June 30, 2001 and 2002 presented below has been derived from, and should be read in conjunction with, our unaudited condensed consolidated interim financial statements and the notes thereto incorporated by reference in this prospectus, which in our opinion include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for the fair presentation of the financial position and results of operations of the Company and its subsidiaries for these periods. Operating results for the nine-month period ended June 30, 2002 are not necessarily indicative of results that may be expected for the entire fiscal year or any future period.

        The operating results for fiscal year 2001 were positively impacted by settlements of certain contract appeals related to subcontracts with respect to TRICARE. For fiscal year 2001, net revenue and equity in earnings of unconsolidated subsidiaries included $30.3 million and $22.6 million, respectively, related to such settlements. For fiscal year 2001, each of income from continuing operations and net income included approximately $31.7 million related to the positive impact of these settlements.

        On September 2, 1999, our Board of Directors approved a formal plan to dispose of the businesses included in our healthcare provider and franchising segment, and on September 10, 1999, we substantially completed such disposal. On October 4, 2000, we adopted a formal plan to dispose of the business and interest that comprised our specialty managed healthcare segment. We exited the specialty managed healthcare business through the sale and/or abandonment of businesses and related assets, certain of which activities had already occurred in the normal course prior to October 4, 2000. On January 18, 2001, we adopted a formal plan to dispose of the business included in our human services segment, and on March 9, 2001, we completed such disposal. Accordingly, the statement of operations data have been restated to reflect the healthcare provider, healthcare franchising, specialty managed healthcare and human services segments as discontinued operations.

	Fiscal Year Ended September 30,					Nine Months Ended June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in thousands, except per share per data)					(unaudited)
Statement of Operations:
Net revenue(1)	$375,541	$1,017,002	$1,465,918	$1,640,933	$1,755,512	$1,322,950	$1,319,827
Costs and expenses
Salaries, cost of care and other operating expenses(2)	358,533	908,471	1,282,046	1,442,082	1,557,042	1,165,547	1,184,874
Equity in (earnings) loss of unconsolidated subsidiaries(3)	5,567	(12,795)	(20,442)	(9,792)	(36,566)	(33,236)	(7,664)
Depreciation and amortization	16,874	42,413	62,408	68,261	68,294	50,259	34,510
Interest, net(4)	46,438	76,505	93,752	97,286	93,662	70,920	69,380
Stock option expense (credit)	4,292	(5,623)	18	—	—	—	—
Managed care integration costs(5)	—	16,962	6,238	—	—	—	—
Special charges(6)	—	—	4,441	25,398	3,340	3,340	9,190
Income from continuing operations before income taxes, minority interest and extraordinary items	(56,163)	(8,931)	37,457	17,698	69,740	66,120	29,537
Provision for (benefit from) income taxes(7)	(22,961)	339	21,674	8,994	36,388	33,364	12,305
Income (loss) from continuing operations before minority interest and extraordinary items	(33,202)	(9,270)	15,783	8,704	33,352	32,756	17,232
Minority interest	6,856	4,094	630	114	78	71	19
Income (loss) from continuing operations before extraordinary items	(40,058)	(13,364)	15,153	8,590	33,274	32,685	17,213
Discontinued operations:
Income (loss) from discontinued operations, net of income tax(8)	44,813	27,096	36,958	(56,736)	4,624	5,634	2,891
Income (loss) on disposal of discontinued operations net of income tax(9)	—	—	(47,423)	(17,662)	(9,359)	(9,396)	238
Income (loss) before extraordinary items(10)	4,755	13,732	4,688	(65,808)	28,539	28,923	20,342
Extraordinary items — losses on early extinguishments of debt (net of income tax benefit of $3,503 in 1997, $22,010 in 1998 and $2,656 in 2001)	(5,253)	(33,015)	—	—	(3,984)	(3,984)	—
Net income (loss)(10)	$(498)	$(19,283)	$4,688	$(65,808)	$24,555	$24,939	$20,342

Net income (loss) from continuing operations per common share available to common stockholders — Basic	$(1.39)	$(0.44)	$0.48	$0.15	$0.84	$0.87	$0.38

Net income (loss) from continuing operations per common share available to common stockholders — Diluted	$(1.39)	$(0.44)	$0.48	$0.15	$0.81	$0.79	$0.37

Other Financial Data:
EBITDA(11)	$20,485	$132,111	$214,718	$218,068	$245,157	$199,383	$146,015
Capital expenditures	33,348	44,213	48,119	36,924	34,709	17,962	19,482
Ratio of earnings to fixed charges(12)	$(50,596)	$(10,798)	1.3x	1.1x	1.5x	1.6x	1.3x
	As of September 30,					As of June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in thousands)					(unaudited)
Balance Sheet Data(13):
Cash and cash equivalents	$372,878	$92,050	$37,440	$47,507	$28,216	$29,100	$34,187
Current assets	507,038	399,724	374,927	325,532	274,011	245,857	259,044
Current liabilities	219,376	454,766	474,268	475,758	430,285	415,985	416,793
Property and equipment, net	109,214	177,169	120,667	112,612	94,322	89,003	86,084
Total assets	896,868	1,917,088	1,881,615	1,809,666	1,666,705	1,655,515	1,670,653
Total liabilities	737,370	1,728,655	1,684,919	1,623,368	1,441,835	1,436,822	1,424,311
Total debt (including capital lease obligations)	395,294	1,225,646	1,144,308	1,098,047	1,006,356	1,004,348	1,019,299
Redeemable preferred stock	—	—	—	57,834	62,682	61,534	66,432
Total stockholders' equity	159,498	188,433	196,696	128,464	162,188	157,159	179,910

(1)
Net revenue includes revenue of approximately $30,297 in fiscal year 2001 and in the nine months ended June 30, 2001 in connection with the settlements of certain contract appeals related to subcontracts with respect to TRICARE.
(2)
Salaries, cost of care and other operating expenses for fiscal year 2001 and the nine months ended June 30, 2001 includes an adjustment of approximately $15,000 to the estimate of claims incurred in prior years based on the results of our reduction in claims inventory and other claims processing improvements.
(3)
Equity in earnings of unconsolidated subsidiaries for fiscal year 2001 and the nine months ended June 30, 2001 includes positive adjustments of approximately $22,593 in connection with Choice's settlement of certain contract appeals related to its subcontract with respect to TRICARE. For a discussion of cash distributions from unconsolidated subsidiaries, see the audited consolidated statements of cash flows incorporated by reference in this prospectus.
(4)
Net of interest income of $9,044, $10,785, $10,404, $9,425, $10,121, $8,744 and $3,398 in fiscal years 1997, 1998, 1999, 2000 and 2001 and the nine months ended June 30, 2001 and June 30, 2002, respectively.
(5)
For a description of the managed care integration costs, see Note 10 to the audited consolidated financial statements incorporated by reference in this prospectus.
(6)
For a description of the special charges, see Note 10 to the audited consolidated financial statements and Note J to the unaudited condensed consolidated interim financial statements incorporated by reference in this prospectus.
(7)
Provision for income taxes includes a benefit of $9,091 which was recorded as a change in estimate during fiscal year 2000 pursuant to an agreement with the IRS. See Note 8 to the audited consolidated financial statements incorporated by reference in this prospectus.
(8)
Net of income tax provision (benefit) of $18,586 in 1998, $25,450 in 1999, $(27,577) in 2000, $2,921 in 2001, and $3,464 and $1,566 for the nine months ended June 30, 2001 and 2002, respectively.
(9)
Net of income tax provision (benefit) of $(31,616) in 1999, $(9,224) in 2000, $10,781 in 2001, and $10,761 and $129 for the nine months ended June 30, 2001 and 2002, respectively.
(10)
In the first quarter of fiscal 2002, we adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"). See "Risk Factors — Risks Related to Valuation and Amortization of Intangible Assets" for a description of SFAS No. 142 and the impact to us due to its adoption. As required by paragraph 61 of SFAS No. 142, the following table summarizes the pro forma effects on the periods presented as if SFAS No. 142 had been adopted October 1, 1996.
	Fiscal Year Ended September 30,					Nine Months Ended June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in thousands, except per share per data)					(unaudited)
Reported income (loss) before extraordinary items	$4,755	$13,732	$4,688	$(65,808)	$28,539	$28,923	$20,342
Add back: Goodwill amortization	6,201	18,474	27,194	28,697	27,217	20,262	—

Adjusted income (loss) before extraordinary items	$10,956	$32,206	$31,882	$(37,111)	$55,756	$49,185	$20,342

Reported net income (loss)	$(498)	$(19,283)	$4,688	$(65,808)	$24,555	$24,939	$20,342
Add back: Goodwill amortization	6,201	18,474	27,194	28,697	27,217	20,262	—

Adjusted net income (loss)	$5,703	$(809)	$31,882	$(37,111)	$51,772	$45,201	$20,342

Basic earnings per share:
Reported net income (loss)	$(0.02)	$(0.63)	$0.15	$(2.17)	$0.58	$0.64	$0.47

Goodwill amortization	$0.22	$0.60	$0.85	$0.90	$0.82	$0.61	$—

Adjusted net income (loss)	$0.20	$(0.03)	$1.00	$(1.27)	$1.40	$1.25	$0.47

Diluted earnings per share:
Reported net income (loss)	$(0.02)	$(0.63)	$0.15	$(2.15)	$0.60	$0.60	$0.46

Goodwill amortization	$0.22	$0.60	$0.85	$0.89	$0.66	$0.49	$—

Adjusted net income (loss)	$0.20	$(0.03)	$1.00	$(1.26)	$1.26	$1.09	$0.46

(11)
EBITDA is defined as net revenue less salaries, cost of care and other operating expenses plus interest income and equity in (earnings) loss of unconsolidated subsidiaries. EBITDA is not a measure of performance under accounting principles generally accepted in the United States. EBITDA should not be considered a substitute for cash flow from operations, net income or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our profitability or liquidity. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures or other discretionary uses. We understand that while a similar term is frequently used by security analysts, lenders and others in the evaluation of companies, our presentation of EBITDA may not be comparable to other similarity titled captions of other companies due to differences in the method of calculation. EBITDA as defined above differs from EBITDA for purposes of our debt obligations.

(12)
For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent income from continuing operations before income taxes, plus fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest and pretax earnings required to pay preferred stock dividends. In fiscal years 1997 and 1998, we had a deficiency of earnings to fixed charges. The figures used to calculate the ratios are filed as an exhibit to the registration statement of which this prospectus is a part.
(13)
Balance sheet data include assets and liabilities of discontinued operations. See Note 3 to the audited consolidated financial statements and Note H of our unaudited condensed consolidated interim financial statements incorporated by reference in this prospectus.

Description of the Exchange Notes

        Definitions of certain terms used in this Description of the Exchange Notes may be found under the heading "Certain Definitions." For purposes of this section, the term "Company" refers only to Magellan Health Services, Inc. and not to any of its Subsidiaries and the Initial Notes and the Exchange Notes are collectively referred to as the "notes." The notes will not be guaranteed by any of the Subsidiaries of the Company.

        We issued the Initial Notes and will issue the Exchange Notes under an Indenture, dated as of May 31, 2001, between the Company and HSBC Bank USA, as trustee (the "Trustee"). The Indenture contains provisions which define your rights under the notes. In addition, the Indenture governs the obligations of the Company under the notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture has been filed as an exhibit to the Exchange Offer Registration Statement of which this prospectus is a part and is available as set forth under the heading "Where You Can Find More Information."

        The following description is meant to be only a summary of certain provisions of the Indenture. It does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below and those terms made a part thereof by the Trust Indenture Act. We urge that you carefully read the Indenture as it, and not this description, will govern your rights as a holder of notes.

Overview of the Notes

        The notes:

  •
  will be general senior unsecured obligations of the Company;

  •
  will rank equally in right of payment with all existing and future Senior Indebtedness of the Company;

  •
  will be senior in right of payment to all existing and future Subordinated Obligations of the Company (including the Subordinated Notes);

  •
  will be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such indebtedness; and

  •
  will be structurally subordinated to all indebtedness and other liabilities (including trade payables) and preferred stock of each Subsidiary of the Company.

Principal, Maturity and Interest

        The notes will be issued in an aggregate principal amount of $250 million. The notes will mature on November 15, 2007. We will issue the notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

        Each note will bear interest at a rate of 9 3/8% per annum beginning on May 31, 2001, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date on May 15 and November 15 of each year. We will begin paying interest to holders of notes on November 15, 2001. Interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months.

        We will also pay liquidated damages to holders of notes if we fail to file a registration statement relating to the notes or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. These liquidated damage provisions are more fully explained under the heading "Exchange and Registration Rights Agreement."

Paying Agent and Registrar

        We will pay the principal of, premium, if any, interest and liquidated damages, if any, on the notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, the City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. The location of the corporate trust office is Issuer Services, 452 Fifth Avenue, New York, New York, 10018. We, however, reserve the right to pay interest to holders of notes by check mailed directly to such holders at their registered addresses.

        Holders of notes may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. We, however, may require holders of notes to pay any transfer tax or other governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

        The notes are not redeemable at the option of the Company prior to November 15, 2005. The notes will be redeemable at the option of the Company on or after such date, in whole or in part, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Redemption Prices
2005	104.688%
2006	102.344%

        In addition, at any time and from time to time prior to November 15, 2004, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of notes at a redemption price (expressed as a percentage of the principal amount) of 109.375%, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of such original aggregate principal amount of notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

Sinking Fund

        The notes are not subject to the benefit of any sinking fund.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, provided that notes shall be redeemed in principal amounts of $1,000 or integral multiples thereof. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Change of Control

        Upon the occurrence of a Change of Control, each holder of notes shall have the right to require the repurchase of such holder's notes in whole or in part pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the notes pursuant to this section in the event that it has exercised its right to redeem all the notes under the terms of the section entitled "Optional Redemption." Within 10 days following any Change of Control, the Company shall mail a notice (along with any other instructions determined by the Company, consistent with this covenant, that a holder must follow in order to have its notes purchased) to the Trustee and to each holder stating:

  (i)
  that the Change of Control Offer is being made pursuant to the "Change of Control" provision of the Indenture and that all notes tendered and not subsequently withdrawn will be accepted for payment and paid for by the Company;

  (ii)
  the purchase price and the purchase date (which shall not be less than 30 days nor more than 60 days after the date such notice is mailed) (the "Change of Control Payment Date");

  (iii)
  that any note not tendered will continue to accrue interest and shall continue to be governed by the terms of the Indenture in all respects;

  (iv)
  that, unless the Company defaults in the payment thereof, all notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

  (v)
  that holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender the notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the business day next preceding the Change of Control Payment Date;

  (vi)
  that holders will be entitled to withdraw their election on the terms and conditions set forth in such notice; and

  (vii)
  that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each such new note issued shall be in a principal amount of $1,000 or integral multiples thereof.

        On (or, in the case of clause (ii) of this paragraph, at the Company's election, before) the Change of Control Payment Date, the Company shall:

  (i)
  accept for payment all notes or portions thereof tendered and not theretofore withdrawn, pursuant to the Change of Control Offer,

  (ii)
  deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all notes or portions thereof accepted for payment, and

  (iii)
  deliver or cause to be delivered to the Trustee all notes so tendered, together with an officers' certificate specifying the notes or portions thereof tendered to the Company. The Paying

    Agent shall promptly mail to each holder of notes so tendered payment in an amount equal to the purchase price for such notes, and the Trustee shall promptly authenticate and mail to such holder one or more certificates evidencing new notes equal in principal amount to any unpurchased portion of the notes surrendered; provided that each such new note shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        If at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the second preceding paragraph, the Company shall:

  (i)
  repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer, or

  (ii)
  (x) obtain any requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of notes as provided for in this covenant or (y) deliver to the Trustee an officer's certificate signed by a responsible financial officer of the Company that no such consent is required.

        The Company will comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act, and any other securities laws and regulations thereunder that are applicable in connection with the repurchase of the notes resulting from a Change of Control.

        The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

        The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Ranking

        The indebtedness evidenced by the notes will be unsecured Senior Indebtedness of the Company, will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The notes will also be effectively subordinated to any Secured Indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such Indebtedness.

        Currently, substantially all of the operations of the Company are conducted through its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company. At June 30, 2002, after eliminating intercompany liabilities, the total liabilities (including indebtedness but excluding subsidiary guarantees of amounts outstanding under the Credit Agreement) of the Company's subsidiaries were approximately $376.9 million, including trade payables. Although the Indenture limits the incurrence of indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications.

        As of June 30, 2002:

  •
  the Company had approximately $394.3 million of senior indebtedness (including the Initial Notes and indebtedness under the Senior Credit Facilities, but excluding unused commitments and $51.2 million of outstanding but undrawn letters of credit);

  •
  the Company had approximately $625.0 million of Indebtedness that is subordinate or junior in right of payment to the notes (consisting of the Subordinated Notes);

  •
  the outstanding indebtedness of the Company's Subsidiaries (excluding guarantees of the Company's indebtedness under the Credit Agreement) was approximately $6.4 million;

  •
  the Company and its Subsidiaries had approximately $144.3 million of Secured Indebtedness (excluding Guarantees of indebtedness under the Credit Agreement); and

  •
  the Company's Subsidiaries had no preferred stock outstanding.

Certain Covenants

        Limitation on Restricted Payments.    The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (i)
  declare or pay any dividend or make any distribution on or in respect of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests, including any such payment in connection with any merger or consolidation (other than dividends or distributions payable to the Company or any of its Restricted Subsidiaries or payable in shares of Capital Stock or other Equity Interests of the Company other than Redeemable Stock);

  (ii)
  purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries from any Person (other than from the Company or any of its Restricted Subsidiaries);

  (iii)
  purchase, repurchase, redeem, prepay, defease, or otherwise acquire or retire for value (A) any Subordinated Obligations prior to scheduled maturity, repayment or sinking fund payment or (B) any Indebtedness of any Unrestricted Subsidiary; or

  (iv)
  make any Investment other than a Permitted Investment (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (a)
  a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

  (b)
  such Restricted Payment (the amount so expended, if other than in cash and if greater than $20 million, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors), together with the aggregate of all other Restricted Payments made on or after the Subordinated Notes Closing Date, exceeds the sum of:

  (A)
  $15 million,

      (B)
      50% of the Consolidated Net Income of the Company accrued on a cumulative basis for the period beginning on the first day of the first month following the Subordinated Notes Closing Date and ending on the last day of the last month immediately preceding the month in which such Restricted Payment occurs (or, if aggregate cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit),

      (C)
      100% of the aggregate net cash proceeds received by the Company after the Subordinated Notes Closing Date from the issuance or sale of Capital Stock or other Equity Interests of the Company (other than such Capital Stock or other Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust established by the Company or any of its Subsidiaries and other than Redeemable Stock),

      (D)
      the aggregate net cash proceeds received on or after the Subordinated Notes Closing Date by the Company from the issuance or sale of debt securities of the Company that have subsequently been converted into or exchanged for Capital Stock or other Equity Interests of the Company (other than Redeemable Stock) plus the aggregate net cash proceeds received by the Company at the time of such conversion or exchange less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange,

      (E)
      100% of the aggregate net cash proceeds received by the Company after the Subordinated Notes Closing Date upon the exercise of options, warrants or similar instruments or rights (whether issued prior to or after the Subordinated Notes Closing Date) to purchase the Company's Capital Stock (other than Redeemable Stock) and

      (F)
      100% of the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after the Subordinated Notes Closing Date from (i) the sale or other disposition of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries in an Unrestricted Subsidiary or (ii) a dividend from, or the sale of the stock of, an Unrestricted Subsidiary; or

    (c)
    the Company would not be permitted to incur $1.00 of additional Indebtedness pursuant to the first paragraph of "—Limitation on Additional Indebtedness" below.

        The foregoing provisions will not prohibit:

  (i)
  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (ii)
  to the extent required under applicable law, rule, order or regulation or if the failure to do so would create a material risk of disqualification of the ESOP under the Internal Revenue Code, the acquisition by the Company of its common stock from the ESOP or from participants and beneficiaries of the ESOP;

  (iii)
  the acquisition or retirement of Capital Stock of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary of the Company pursuant to any management or employee equity, stock option or other benefit plan or any other agreement in an amount not to exceed $5 million in any fiscal year;

  (iv)
  the acquisition by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or such Restricted Subsidiary, if the exclusive consideration for such acquisition is the issuance by the Company or such Restricted Subsidiary of its Equity Interests (other than Redeemable Stock);

  (v)
  the purchase, redemption or acquisition by the Company of rights under the Rights Plan prior to such time as such rights have become exercisable not to exceed $2 million in the aggregate since the Subordinated Notes Closing Date;

  (vi)
  the redemption, repurchase, acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries being concurrently refinanced by Refinancing Indebtedness permitted under "—Limitation on Additional Indebtedness" below;

  (vii)
  the purchase, repayment, redemption, prepayment, defeasance, acquisition or retirement of any Indebtedness, if the exclusive consideration therefor is the issuance by the Company of its Equity Interests (other than Redeemable Stock);

  (viii)
  the redemption, repurchase, acquisition or retirement of Equity Interests in a Permitted Joint Venture of the Company or of a Restricted Subsidiary, provided that:

  (A)
  if the Company or any of its Restricted Subsidiaries incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, the Company could incur $1.00 of additional Indebtedness pursuant to the first paragraph of "—Limitation on Additional Indebtedness" below and

  (B)
  no Default or Event of Default has occurred and is continuing or would result therefrom;

  (ix)
  dividend payments to the holders of interests in Permitted Joint Ventures of the Company or of a Restricted Subsidiary, ratably in accordance with their respective Equity Interests or, if not ratably, then in accordance with the priorities set forth in the respective organizational documents for, and agreements among holders of Equity Interests in, such Permitted Joint Ventures;

  (x)
  the acquisition or retirement of options, warrants and similar instruments and rights upon the exercise thereof;

  (xi)
  any purchase, redemption or other acquisition of Equity Interests of a Healthcare Service Business which is required by applicable law, regulation, rule, order, approval, license, permit or similar restriction (in each case issued by a governmental authority) to be purchased, redeemed or otherwise acquired by the Company or one of its Restricted Subsidiaries;

  (xii)
  the acquisition or retirement for value of any Equity Interests of the Company, or the making of any Investments in any Subsidiaries or joint ventures of the Company which previously constituted a part of the Company's provider and healthcare franchising segment, consisting of loans, advances or other extensions of credit, in any case as acquired, retired or made as part of the consideration for the sale by the Company of Equity Interests in any such Subsidiaries or joint ventures and related transactions, where the aggregate value of such Equity Interests of the Company and the aggregate amount of such Investments made after the Subordinated Notes Closing Date do not collectively exceed a total of $40 million; or

  (xiii)
  other Restricted Payments (excluding Investments that were Restricted Payments when made but are no longer outstanding at the time of determination of Restricted Payments permitted by this clause (xiii), but not excluding Investments made in accordance with this clause (xiii) that are subsequently sold or otherwise disposed of, to the extent such sale or other disposition increases the amount of Restricted Payments permitted to be made in accordance with clause (F) of paragraph (b) above) made after the Subordinated Notes Closing Date in an aggregate amount not to exceed $25 million.

        The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters (and 120 days after the end of the Company's fiscal year) in which a Restricted Payment is made under the first paragraph of this covenant, an officers' certificate setting forth each Restricted Payment made in such fiscal quarter, stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Limitation on Restricted Payments" covenant were computed, which calculations may be based on the Company's financial statements included in filings required under the Exchange Act for such quarter or such year. For purposes of calculating the aggregate amount of Restricted Payments that are permitted under clause (b) of the first paragraph of "—Limitation on Restricted Payments," the amounts expended for Restricted Payments permitted under clauses (ii) through (xiii) above shall be excluded.

        Limitation on Payment Restrictions Affecting Restricted Subsidiaries.    The Indenture provides that the Company shall not and shall not permit any of its Restricted Subsidiaries to, from and after the Closing Date, directly or indirectly, create or otherwise cause or permit to exist or become effective or enter into any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (A)
  pay dividends or make any other distributions on its Equity Interests, the Equity Interests of any of its Restricted Subsidiaries or on any other interest or participation in, or measured by, its profits, which interest or participation is owned by the Company or any of its Restricted Subsidiaries;

  (B)
  pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (C)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (D)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries except, in each case, for such encumbrances or restrictions existing under or by reason of:

  (1)
  applicable law, regulation, rule, order, approval, license, permit or similar restriction, in each case issued by a governmental authority;

  (2)
  the Indenture and the notes and the Subordinated Notes Indenture and the Subordinated Notes;

  (3)
  contractual encumbrances or restrictions in effect on the Subordinated Notes Closing Date, including, without limitation, pursuant to the Credit Agreement and any replacements, refundings, refinancings and substitute facility or facilities thereof, in whole or in part, and additional facility or facilities thereof and their related documentation;

  (4)
  in the case of clause (D), by reason of customary non-assignment or subletting provisions in leases entered into in the ordinary course of business;

  (5)
  Prior Purchase Money Obligations;

  (6)
  Indebtedness or Capital Stock of Restricted Subsidiaries that have been or are acquired by or merged with or into the Company or any of its Restricted Subsidiaries after the Subordinated Notes Closing Date; provided that such Indebtedness or Capital Stock was or is in existence prior to the time of such acquisition or merger and was not incurred, assumed or issued by the Person so acquired or merged in contemplation of such acquisition or merger or to provide all or any portion of the funds or credit support utilized to consummate such acquisition or merger; provided further that such restrictions only apply to such Restricted Subsidiary and its Subsidiaries;

  (7)
  contracts for the sale of assets not otherwise prohibited by the Indenture, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

    (8)
    in the case of clause (D), secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Additional Indebtedness" and "—Limitation on Liens" that limit the right of the debtor to sell, lease, transfer or otherwise dispose of the assets securing such Indebtedness;

    (9)
    customary provisions contained in leases or other agreements entered into in the ordinary course of business or in Indebtedness permitted to be incurred pursuant to the provisions of the covenant described under "—Limitation on Additional Indebtedness", in each case which do not limit the ability of any Restricted Subsidiary to take any of the actions described in clauses (A) through (D) above with respect to a material amount of dividends, distributions, Indebtedness, loans, advances or sales, leases or transfers of properties or assets, as applicable;

    (10)
    provisions in joint venture agreements and other similar agreements in each case related to Permitted Joint Ventures of the Company or of a Restricted Subsidiary that are materially similar to customary provisions entered into by parties to joint ventures in the Healthcare Service Business at the time of such joint venture or similar agreement;

    (11)
    restrictions on cash or other deposits or net worth or similar type restrictions imposed by customers under contracts entered into in the ordinary course of business; and

    (12)
    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, in whole or in part, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        Limitation on Additional Indebtedness.    The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness; provided, however, the Company may incur Indebtedness if, after giving pro forma effect to the incurrence of such Indebtedness and the application of any of the proceeds therefrom to repay Indebtedness, the Consolidated Cash Interest Coverage Ratio of the Company for the four most recent consecutive fiscal quarters for which financial statements are available prior to the date such additional Indebtedness is incurred will be at least 2.25 to 1.00x. Any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Subsidiary of the Company.

        Notwithstanding the foregoing paragraph, the Company and its Restricted Subsidiaries may incur the following Indebtedness:

  (i)
  Indebtedness (including Guarantees) under the Credit Agreement and any replacements, refundings, refinancings and substitute facility or facilities thereof, in whole or in part, and additional facility or facilities; provided such Indebtedness shall not at any time exceed $700 million in aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued under the Credit Agreement and any such replacements, refundings, refinancings, and substitute and additional facility or facilities);

  (ii)
  Indebtedness of the Company and its Restricted Subsidiaries, which Indebtedness was in existence on the Subordinated Notes Closing Date (excluding Indebtedness permitted by clause (i) above) and Indebtedness incurred under Section 4.03(a) of the Subordinated Notes Indenture prior to the Closing Date;

  (iii)
  Indebtedness represented by the Subordinated Notes and the notes;

  (iv)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(iv) of the Subordinated Notes Indenture and (2) Indebtedness of the Company and its Restricted Subsidiaries incurred in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund, in whole or in part, Indebtedness (subject to the following proviso, "Refinancing Indebtedness") permitted by clauses (ii) and (iii) of this covenant; provided, however, that:

  (A)
  the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded (plus costs of issuance),

  (B)
  such Refinancing Indebtedness ranks, relative to the notes, no more senior than the Indebtedness being refinanced thereby,

  (C)
  such Refinancing Indebtedness bears interest at a market rate,

  (D)
  such Refinancing Indebtedness:

  (1)
  shall have an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and

  (2)
  shall not have a Stated Maturity prior to the Stated Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded,

  (E)
  such Refinancing Indebtedness shall not include:

  (x)
  Indebtedness of a Restricted Subsidiary (other than Refinancing Indebtedness the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness that was Guaranteed by such Restricted Subsidiary) that refinances Indebtedness of the Company or

  (y)
  Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

  (v)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(v) of the Subordinated Notes Indenture and (2) Indebtedness of the Company or any Restricted Subsidiary to any Restricted Subsidiary or to the Company; provided, however, that, with the respect to both clauses (1) and (2), any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

  (vi)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(vi) of the Subordinated Notes Indenture and (2) Indebtedness arising from Guarantees, letters of credit, and bid, performance or surety bonds or similar bonds or instruments securing any obligations of the Company or any Restricted Subsidiary incurred in the ordinary course of business, which Guarantees, letters of credit, bonds or similar instruments do not secure other Indebtedness;

  (vii)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(vii) of the Subordinated Notes Indenture, (2) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) (whether through the direct purchase, lease or improvement of assets or purchase of the Equity Interests of any Person owning such assets), and (3) Attributable Debt of the Company or any of its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding under clauses (1), (2) and (3) does not exceed 5% of Total Assets of the Company at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto);

  (viii)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(viii) of the Subordinated Notes Indenture and (2) Non-Recourse Indebtedness incurred in connection with the acquisition of real and/or personal property by the Company or its Restricted Subsidiaries; provided that such Indebtedness was in existence prior to the time of such acquisition and was not incurred by the Person from whom such property was acquired in contemplation of such acquisition or in order to provide all or any portion of the funds or credit support utilized to consummate such acquisition;

  (ix)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(ix) of the Subordinated Notes Indenture and (2) Guarantees of any Indebtedness of a Restricted Subsidiary otherwise permitted under this covenant;

  (x)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(x) of the Subordinated Notes Indenture and (2) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes; provided, however, that such Hedging Obligations do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates, as applicable, or by reason of fees, indemnities and compensation payable thereunder; and

  (xi)
  (1) Indebtedness incurred after the Subordinated Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(xi) of the Subordinated Notes Indenture and (2) Indebtedness other than that permitted pursuant to the foregoing clauses (i) through (x), provided that the aggregate outstanding amount of the Indebtedness permitted pursuant to the clauses (1) and (2) does not at any time exceed $50 million, all or any portion of which Indebtedness, notwithstanding clause (i) above, may be incurred pursuant to the Credit Agreement and any replacements, refinancings, refundings, and substitute facility or facilities thereof, in whole or in part, and additional facility or facilities, including any Guarantees given under such Indebtedness incurred pursuant to the Credit Agreement and any replacements, refinancings, refundings, and substitute facility or facilities thereof, in whole or in part, and additional facility or facilities.

        Limitation on Liens.    The Indenture provides that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than Permitted Liens, on any of their respective assets, now owned or hereinafter acquired, securing any Indebtedness, unless the notes are equally and ratably secured; provided that, if the Indebtedness which is secured is by its terms expressly subordinate or junior in right of payment to the notes, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the notes with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the notes.

        Limitation on Use of Proceeds from Asset Sales.    The Indenture provides that the Company and its Restricted Subsidiaries shall not, directly or indirectly, consummate any Asset Sale with or to any Person other than the Company or a Restricted Subsidiary, unless:

  (i)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale at least equal to the fair market value of the asset sold or otherwise disposed of,

  (ii)
  at least 70% of the net proceeds from such Asset Sale are received in Cash at closing (unless (A) such Asset Sale is a lease, or (B) such Asset Sale is in connection with the creation of, Investment in, or issuance or sale of Equity Interests by, a Permitted Joint Venture of the Company or of a Restricted Subsidiary or other Permitted Investment) and

  (iii)
  with respect to any Asset Sale involving the Equity Interest of any Restricted Subsidiary (unless such Restricted Subsidiary is, or as a result of such Asset Sale would be, a Permitted Joint Venture of the Company or of a Restricted Subsidiary or other Permitted Investment), the Company shall sell all of the Equity Interests of such Restricted Subsidiary it owns.

        Within 365 days after the receipt of Net Cash Proceeds in respect of any Asset Sale, the Company must use all such Net Cash Proceeds either to invest in properties and assets used in a Healthcare Service Business (including, without limitation, a capital investment in any Person which becomes a Restricted Subsidiary) or to reduce Bank Indebtedness or Indebtedness of a Restricted Subsidiary; provided, that when any non-Cash proceeds are liquidated, such proceeds (to the extent they are Net Cash Proceeds) will be deemed to be Net Cash Proceeds at that time. When the aggregate amount of Excess Proceeds (as defined below) exceeds $20 million, the Company shall make an offer (the "Excess Proceeds Offer") to apply the Excess Proceeds to repurchase the notes at a purchase price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to the date of purchase. If the Company is required to do so by the terms of any other Senior Indebtedness, the Excess Proceeds Offer may be made ratably to purchase the notes and other Senior Indebtedness of the Company on the terms contemplated by such other Senior Indebtedness. The Excess Proceeds Offer shall be made substantially in accordance with the procedures for a Change of Control Offer described under "—Change of Control" above. To the extent that the aggregate principal amount of the notes (plus accrued interest thereon) tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency, or a portion thereof, for general corporate purposes. If the aggregate principal amount of the notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the notes to be purchased in accordance with the procedures described above under "—Selection and Notice." "Excess Proceeds" shall mean any Net Cash Proceeds from an Asset Sale that is not invested or used to reduce Bank Indebtedness or Indebtedness of a Restricted Subsidiary as provided in the second sentence of this paragraph. Notwithstanding the foregoing, any Asset Sale which results in Net Cash Proceeds of less than $5 million and all Asset Sales (including any Asset Sale which results in Net Cash Proceeds of less than $5 million) in any twelve consecutive-month period which result in Net Cash Proceeds of less than $10 million in the aggregate shall not be subject to the requirement of clause (ii) of the first sentence of this paragraph.

        The Company will comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes pursuant to an Excess Proceeds Offer.

        Limitation on Transactions with Affiliates.    (a) The Indenture provides that the Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction"):

  (i)
  on terms that are materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arms-length dealings with a Person who is not such an Affiliate and

  (ii)
  that, in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, are not in writing and have not been approved by a majority of the Disinterested Directors. In addition, if such Affiliate Transaction involves an amount in excess of $30 million, a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm.

(b)
The provisions of the foregoing paragraph (a) will not prohibit:

(i)
any Restricted Payment permitted to be paid pursuant to the covenant described under "—Limitation on Restricted Payments,"

(ii)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

(iii)
loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $7.5 million in the aggregate outstanding at any one time,

(iv)
the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries,

(v)
any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or

(vi)
arrangements in existence as of the date hereof with Persons that employ staff providers and which provide service exclusively on behalf of the Company and its Subsidiaries, which arrangements are not material to the Company and its Subsidiaries taken as a whole.

        Limitation on Sale/Leaseback Transactions.    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (i)
  the Company or such Restricted Subsidiary would be entitled to:

  (A)
  incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on Additional Indebtedness" and

  (B)
  create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under "—Limitation on Liens",

  (ii)
  the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property and

  (iii)
  the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "—Limitation on Use of Proceeds from Asset Sales".

        Merger, Consolidation or Sale of Assets.    The Indenture provides that the Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (in one transaction or a series of related transactions) to, any Person or permit any party to merge with or into it unless:

  (i)
  the Company shall be the continuing Person, or the Person (if other than the Company) (the "Successor Company") formed by such consolidation or into or with which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the notes and the Indenture and the Indenture remains in full force and effect;

  (ii)
  immediately before and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default or Default shall have occurred and be continuing;

  (iii)
  except in the case of a merger of the Company with a wholly-owned subsidiary (which does not have assets or liabilities in excess of $1 million) of a newly-formed holding company for the sole purpose of forming a holding company structure, the Company or the Successor Company, as applicable, could, after giving pro forma effects to such transaction, incur $1.00 of Indebtedness pursuant to the first paragraph of "—Limitation on Additional Indebtedness" and

  (iv)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will be released from all obligations under the Indenture, including, without limitation, any obligation to pay the principal of and interest on the notes.

        Payment for Consent.    The Indenture provides that neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to obtaining any consent, waiver or amendment of, or direction in respect of, any of the terms or provisions of the Indenture or the notes, unless such consideration is offered or agreed to be paid, and paid, to all holders of the notes which so consent, waive, agree or direct to amend in the time frame set forth in solicitation documents relating to such consent, waiver, agreement or direction.

        Provisions of Reports and Other Information.    The Indenture provides that at all times while any note is outstanding, the Company shall timely file with the Commission and furnish to each holder of notes all such reports and other information as required by Section 13 or 15(d) of the Exchange Act, including, without limitation, Forms 10-K, 10-Q and 8-K. At such time as the Company is not subject to the reporting requirements of the Exchange Act, promptly after the same would be required to be filed with the Commission if the Company then were subject to Section 13 or 15(d) of the Exchange Act, the Company will file with the Trustee and supply to each holder of the notes and, upon request, to any prospective purchaser of notes, without cost, copies of its financial statements and certain other reports or information comparable to that which the Company would have been required to report pursuant to Sections 13 and 15(d) of the Exchange Act, including, without limitation, the information that would be required by Forms 10-K, 10-Q and 8-K.

Events of Default and Remedies

        The Indenture provides that each of the following constitutes an Event of Default:

  (i)
  default for 30 days in payment of interest on the notes;

  (ii)
  default in payment when due of principal of or premium, if any, on the notes, whether at maturity, or upon acceleration, redemption or otherwise;

  (iii)
  failure by the Company to comply with its obligations under the covenant described under "Certain Covenants—Merger, Consolidation or Sale of Assets" above;

  (iv)
  failure by the Company to comply in any respect with any of its other agreements in the Indenture or the notes which failure continues for 30 days after receipt of a written notice from the Trustee or holders of at least 25% of the aggregate principal amount of the notes then outstanding, specifying such Default and requiring that it be remedied;

  (v)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness is now existing or hereafter created, which default results from the failure to pay any such Indebtedness at its stated final maturity or results in the acceleration of such Indebtedness prior to its stated final maturity and the principal amount of such Indebtedness is at least $20 million, or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $35 million or more;

  (vi)
  failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $20 million which judgments are not paid, discharged or stayed within 60 days after their entry; and

  (vii)
  certain events of bankruptcy or insolvency with respect to the Company and its Restricted Subsidiaries.

        If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of the notes notice of the Event of Default within 90 days after it becomes known to the Trustee, unless such Event of Default has been cured or waived. Except in the case of an Event of Default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the notes.

        If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such holders) (the "Acceleration Notice"), may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on such notes to be due and payable immediately. Upon a declaration of acceleration, such principal, premium, if any and accrued interest shall be due and payable. If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization occurs, all unpaid principal of, premium, if any, and accrued interest on the notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Company, the Trustee or any holder. The holders of a majority of the aggregate principal amount of the notes outstanding by notice to the Trustee may rescind an acceleration and its consequences, except an acceleration due to default in payment of principal or interest on the notes upon conditions provided in the Indenture. Subject to certain restrictions set forth in the Indenture, the holders of a majority of the aggregate principal amount of the outstanding notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on, such notes or a Default under a provision which requires consent of all holders to amend. When a Default or Event of Default is waived, it is cured and ceases to exist, but no waiver shall extend to any subsequent or other Default or impair any consequent right. A holder of notes may not pursue any remedy with respect to the Indenture or the notes unless:

  (i)
  the holder gives to the Trustee written notice of a continuing Event of Default;

  (ii)
  the holders of at least 25% in principal amount of such notes outstanding make a written request to the Trustee to pursue the remedy;

  (iii)
  such holder or holders offer to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

  (iv)
  the Trustee does not comply with the request within 30 days after receipt thereof and the offer of indemnity or security; and

  (v)
  during such 30-day period the holders of a majority of the aggregate principal amount of the outstanding notes do not give the Trustee a direction which is inconsistent with the request.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver a statement to the Trustee specifying such Default or Event of Default.

Defeasance and Discharge of the Indenture and the Notes

        The Indenture provides that the Company may, at its option and at any time, terminate all of its obligations under the notes and the Indenture ("legal defeasance"), except for:

  (i)
  the rights of holders of outstanding notes to receive solely out of the trust described below payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due,

  (ii)
  the obligations of the Company with respect to the notes concerning issuing temporary notes, registration of notes, replacing mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

  (iii)
  the rights, powers, trusts, duties and immunities of the Trustee, and

  (iv)
  the defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, terminate (i) its obligations under the covenants described under the provisions "Certain Covenants" and "Change of Control" and (ii) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "Events of Default and Remedies" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (iii), (iv), (v), (vi) or (vii) (in the case of clause (vii), with respect only to Restricted Subsidiaries) under "Events of Default and Remedies" above.

        In order to exercise defeasance:

  (i)
  the Company must have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. Dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity of such principal (and premium, if any) or installment of interest or upon redemption;

  (ii)
  the Company shall have delivered to the Trustee an opinion of counsel stating that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which such opinion, in the case of legal defeasance, will also state that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to such effect or (B) since the Closing Date there has been a change in the applicable federal income tax laws or regulations to such effect or (C) there exists controlling precedent to such effect;

  (iii)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

  (iv)
  such defeasance shall not result in a breach or violation of or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound; and

  (v)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to register a transfer or exchange of any note selected for redemption except for the unredeemed portion of any note being redeemed in part. Also, the Registrar is not required to register a transfer or exchange of any note for a period of 15 days before the mailing of a notice of redemption offer. The registered holder of a note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the Indenture or the notes may be amended or supplemented with the consent of the holders of a majority of the aggregate principal amount of the notes then outstanding, and any existing Default or compliance with any provision may be waived (other than a continuing Default or Event of Default in the payment of principal or interest on any note) with the consent of the holders of a majority of the aggregate principal amount of the then outstanding notes.

        Without the consent of each holder affected, an amendment, supplement or waiver may not:

  (i)
  reduce the percentage of principal amount of the notes whose holders must consent to an amendment, supplement or waiver,

  (ii)
  change the stated maturity or the time or currency of payment of the principal of, premium, if any, or any interest on, or reduce the rate of interest on or principal of or premium payable on any note or alter the redemption provisions with respect thereto,

  (iii)
  impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder's notes,

  (iv)
  waive a default in the payment of the principal of, premium, if any, or interest on, any note,

  (v)
  make any change to the provisions of the Indenture relating to the Excess Proceeds Offer,

  (vi)
  make any change to the "—Payment for Consent" covenant of the Indenture, or

  (vii)
  make any change in the provision of the Indenture containing the terms described in this paragraph.

        Notwithstanding the foregoing, without the consent of any holder of the notes, the Company and the Trustee may amend or supplement the Indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for certificated or uncertificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code) to provide for the assumption of the Company's obligations to holders of the notes in the case of a merger or consolidation, to make any change that does not adversely affect the rights of any holder of the notes or to comply with any requirement of the Commission in connection with the qualification of the Indenture or the Trustee under the Trust Indenture Act.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

        The holders of a majority of the aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the notes, unless they shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person:

  (a)
  possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise, or

  (b)
  owns, directly or indirectly, 10% or more of any class of the issued and outstanding equity securities of the controlled Person.

        "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer or any Equity Interests in any Restricted Subsidiary) which results in proceeds with a fair market value of $1 million or more. However, the following shall not constitute an Asset Sale:

  (i)
  unless part of a disposition including other assets or operations, (A) dispositions of Cash, Cash Equivalents and Investment Grade Securities, (B) payments on or in respect of non-Cash proceeds of Asset Sales, and (C) dispositions of Investments by foreign subsidiaries of the Company in Cash and instruments or securities or in certificates of deposit (or comparable instruments) with banks or similar institutions;

  (ii)
  the lease of space in the ordinary course of business and in a manner consistent with either past practices or the healthcare industry generally; or

  (iii)
  the issuance or sale by the Company of any Equity Interests in the Company.

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined without duplication in accordance with the definition of "Capital Lease Obligation".

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive schedule principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

        "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement (and any substitutes, refundings, refinancings and replacements thereof, in whole or in part) and all related documentation, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including, without limitation, common and preferred stock), excluding warrants, options or similar instruments or other rights to acquire Capital Stock.

        "Cash" means money or currency or a credit balance in a Deposit Account.

        "Cash Equivalents" means:

  (i)
  securities issued or directly and fully guaranteed or insured by the United States of America or any agency, instrumentality or sponsored corporation thereof which are rated at least A or the equivalent hereof by Standard and Poors Ratings Services ("S&P") or at least A-2 or the equivalent thereof by Moody's Investor Services, Inc. ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), and in each case having maturities of not more than one year from the date of acquisition,

  (ii)
  time deposits, certificates of deposit, Eurodollar time deposits, and overnight bank deposits with any commercial bank of recognized standing, having capital and surplus in excess of $250 million and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating of at least A-2 or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency),

  (iii)
  repurchase obligations with a term of not more than ninety-two days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the qualifications specified in clause (ii) above,

  (iv)
  other investment instruments offered or sponsored by financial institutions having capital and surplus in excess of $250 million and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating of at least A-2 or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency),

  (v)
  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency),

  (vi)
  commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within one year after the date of acquisition and

  (vii)
  other money market investments with a weighted average maturity of less than one year in an aggregate amount not to exceed $10 million at any time outstanding.

        "Change of Control" means:

  (a)
  the sale, lease, transfer or other disposition in one or more related transactions of all or substantially all of the Company's assets, or the sale of substantially all of the Capital Stock or assets of the Company's Subsidiaries that constitutes a sale of substantially all of the Company's assets, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act),

  (b)
  the merger or consolidation of the Company with or into another corporation, or the merger of another corporation into the Company or any other transaction, with the effect, in any such case, that the stockholders of the Company immediately prior to such transaction hold 50% or less of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation or, in the case of a triangular merger, the parent corporation of the surviving corporation resulting from such merger, consolidation or such other transaction,

  (c)
  any Person (except for the parent corporation of the surviving corporation in a triangular merger) or group acquires beneficial ownership of a majority in interest of the voting power or voting Capital Stock of the Company, or

  (d)
  the liquidation or dissolution of the Company.

        "Closing Date" means May 31, 2001.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Cash Interest Coverage Ratio" means the ratio of (i) Consolidated Net Income plus the sum of Consolidated Interest Expense, income tax expense, depreciation expense, amortization expense and other non-cash charges of the Company and its Restricted Subsidiaries (to the extent such items were deducted in computing Consolidated Net Income of the Company) (collectively, for purposes only of this section entitled "Description of the Exchange Notes", "EBITDA") for the preceding four fiscal quarters to (ii) the Consolidated Cash Interest Expense of the Company and its Restricted Subsidiaries for the preceding four fiscal quarters; provided that (without duplication):

  (A)
  if the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made or if the transaction giving rise to the need to calculate the Consolidated Cash Interest Coverage Ratio is an incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, then the Consolidated Cash Interest Coverage Ratio will be calculated giving pro forma effect to any such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable period,

  (B)
  if the Company or any Restricted Subsidiary shall have made any Material Asset Sale subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Material Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense for such period directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Material Asset Sale (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

  (C)
  if the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which Investment or acquisition of assets constitutes all or substantially all of an operating unit of a business subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence, assumption, Guarantee, repayment or redemption of any Indebtedness and any pro forma expense and cost reductions that are directly attributable to such transaction), as if such Investment or acquisition occurred at the beginning of the applicable period and

  (D)
  if subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Material Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Material Asset Sale, Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is given for a transaction, the pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

        "Consolidated Cash Interest Expense" of any Person means, for any period for which the determination thereof is to be made, the Consolidated Interest Expense of such Person less, to the extent incurred, assumed or Guaranteed by such Person and its Subsidiaries in such period and included in such Consolidated Interest Expense (i) deferred financing costs and (ii) other noncash interest expense; provided, however, that amortization of original issue discount shall be included in Consolidated Cash Interest Expense.

        "Consolidated Interest Expense" of any Person means, for any period for which the determination thereof is to be made, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, without duplication, to the extent incurred, assumed or Guaranteed by such Person and its Subsidiaries in such period but not included in such interest expense,

  (A)
  (i)   all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing,

  (ii)
  all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period,

  (iii)
  capitalized interest,

    (iv)
    amortization of original issue discount and deferred financing costs,

    (v)
    noncash interest expense,

    (vi)
    interest accruing on any Indebtedness of any other Person to the extent such indebtedness is Guaranteed by such Person or any of its Restricted Subsidiaries; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such guarantee,

    (vii)
    net costs (benefits) associated with Hedging Obligations relating to interest rate protection (including amortization of fees),

    (viii)
    Preferred Stock dividends in respect of all Preferred Stock of the Subsidiaries of such Person and Redeemable Stock of such Person held by Persons other than such Person or a Wholly-owned Subsidiary of such Person, and

    (ix)
    the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Indebtedness incurred, assumed or Guaranteed by such plan or trust, all as determined in accordance with GAAP, less

  (B)
  interest expense of the type described in clause (A) above attributable to Unrestricted Subsidiaries of such Person to the extent the related indebtedness is not Guaranteed or paid by such Person or any Restricted Subsidiary of such Person.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus the sum of the amount allocated to excess reorganization value, employee stock ownership plan expense and consolidated stock option expense (to the extent such items were taken into account in computing the Net Income of such Person and its Subsidiaries); provided, however, that:

  (i)
  the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or its Restricted Subsidiaries,

  (ii)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

  (iii)
  the cumulative effect of a change in accounting principles shall be excluded and

  (iv)
  any net income (loss) of any Restricted Subsidiary of such Person if such Restricted Subsidiary of such Person is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person that violate the covenant described under "Certain Covenants—Limitation on Payment Restrictions Affecting Restricted Subsidiaries" (without giving effect to clause (6) thereof with respect to any Indebtedness) shall be excluded, except that

  (A)
  such Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or otherwise (subject, in the case of a dividend or distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and

    (B)
    the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets or other amounts from or in respect of Unrestricted Subsidiaries to such Person or a Restricted Subsidiary of such Person to the extent such dividends, repayments or transfers or other amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (F) of paragraph (iv) (b) thereof.

        "Credit Agreement" means (a) the Credit Agreement, dated as of the Subordinated Notes Closing Date among the Company, the banks and other financial institutions named therein and The Chase Manhattan Bank, as Administrative Agent, and (b) each note, guaranty, mortgage, pledge agreement, security agreement, indemnity, subrogation and contribution agreement, and other instruments and documents from time to time entered into pursuant to or in respect of either such credit agreement or any such guaranty, as each such credit agreement and other documents may be amended, restated, supplemented, extended, renewed, increased, replaced, substituted, refunded, refinanced or otherwise modified from time to time, in whole or in part.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Deposit Account" means a demand, savings, passbook, money market or like account with or sponsored by a commercial bank, financial institution, investment bank or brokerage firm, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

        "Disinterested Director" means, with respect to any specific transaction, any director of the Company that does not have a direct or indirect interest (other than any interest resulting solely from such directors ownership of Equity Interests in the Company) in such transaction.

        "Domestic Subsidiary" means a Restricted Subsidiary of the Company incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

        "Equity Interests" means (a) Capital Stock, warrants, options or similar instruments, or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock), and (b) limited and general partnership interests, interests in limited liability companies, joint venture interests and other ownership interests in any Person.

        "Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or a private primary offering of common stock of the Company.

        "ESOP" means the Employee Stock Ownership Plan of the Company as established on September 1, 1988, and effective as of January 1, 1988, as from time to time amended, and/or the trust created in accordance with such plan pursuant to the Trust Agreement between the Company and the trustee named therein, executed as of September 1, 1988, as amended, as the context in which the term "ESOP" is used permits.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Foreign Subsidiary" means a Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in

such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Closing Date.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by arrangements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Healthcare Service Business" means a business, the majority of whose revenues are derived from providing or arranging to provide or administering, managing or monitoring healthcare services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

        "Indebtedness" of any Person means, without duplication at the date of determination thereof:

  (i)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money (including in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments) or for the deferred purchase price of property or services (other than (a) trade payables on terms of 365 days or less incurred in the ordinary course of business and (b) deferred earn-out and other performance-based payment obligations incurred in connection with acquisitions of Healthcare Service Businesses), all as determined in accordance with GAAP,

  (ii)
  all Capital Lease Obligations and Attributable Debt of such Person,

  (iii)
  all Guarantees of such Person in respect of Indebtedness of others,

  (iv)
  the aggregate amount of all unreimbursed drawings in respect of letters of credit or other similar instruments issued for the account of such Person (less the amount of Cash, Cash Equivalents or Investment Grade Securities on deposit securing reimbursement obligations in respect of such letters of credit or similar instruments),

  (v)
  all indebtedness, obligations or other liabilities of such person or of others for borrowed money secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person,

  (vi)
  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock and, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); and

  (vii)
  to the extent not otherwise included in this definition actual (rather than notional) liabilities under Hedging Obligations of such Person; provided, however, that all or any portion of Indebtedness that becomes the subject of a defeasance (whether a "legal" defeasance or a

    "covenant" or "in substance" defeasance) shall, at all times that such defeasance remains in effect, cease to be treated as Indebtedness for purposes of the Indenture.

        "Insurance Subsidiary" means, with respect to the Company, (a) so long as they are Restricted Subsidiaries of the Company, Golden Isle Assurance Company and Plymouth Insurance Company, Ltd., each a corporation organized under the laws of Bermuda, and their respective successors and assigns, and (b) any other Restricted Subsidiaries of the Company that are authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance in any jurisdiction and are regulated by the insurance departments or similar regulatory authorities of such jurisdiction or of the jurisdictions where they are domiciled or primarily doing business.

        "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of cash or property (other than Equity Interests in the Company) to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other Person, or any Guarantee by such Person of the Indebtedness of any other Person (in which case such Guarantee shall be deemed an Investment in such other Person in an amount equal to the aggregate amount of Indebtedness so guaranteed). For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Limitation on Restricted Payments," (i)"Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in the case of property with a fair market value of up to $15 million, as determined in good faith by a responsible financial officer of the Company, and in the case of property with a fair market value in excess of $15 million, as determined in good faith by the Board of Directors.

        "Investment Grade Securities" means:

  (i)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

  (ii)
  debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's or Class (2) or higher by NAIC or the equivalent of such rating by such rating organization, or, if no rating of S&P, Moody's or NAIC then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instrument, constituting loans or advances among the Company and its Subsidiaries, and

  (iii)
  investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of Cash or Cash Equivalents pending investment and/or distribution.

        "Lien" means any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, other than notice or precautionary filings not perfecting a security interest, under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, in respect of any of the foregoing).

        "Material Asset Sale" means any Asset Sale exceeding $25 million of all or substantially all of an operating unit of a business.

        "NAIC" means National Association of Insurance Commissioners.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest, component thereof) when received in the form of Cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company), casualty loss insurance proceeds, condemnation awards and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents, net of:

  (i)
  brokerage commissions and other fees and expenses related to such Asset Sale,

  (ii)
  provision for all taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole,

  (iii)
  payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either, (A) in the case of a sale of all of the Equity Interests in any Restricted Subsidiary, is a direct obligation of such Restricted Subsidiary or (B) is secured by the asset subject to such sale or was incurred to finance the acquisition or construction of, improvements on, or operations related to, the assets subject to such sale, and

  (iv)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions) not in the ordinary course of business, and excluding any extraordinary, unusual, non-recurring or similar type of gain or loss, together with any related provision for taxes.

        "Non-Recourse Indebtedness" shall mean any Indebtedness of the Company or any of its Restricted Subsidiaries if the holder of such Indebtedness has no recourse, direct or indirect, absolute or contingent, to the general assets of the Company or any of its Restricted Subsidiaries.

        "Permitted Asset Swap" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of Equity Interests in or assets of a Person engaged in a Healthcare Service Business or assets of a Person the Company or any of its Restricted Subsidiaries intends to use in a Healthcare Service Business, and, to the extent necessary to equalize the value of the assets being exchanged, cash; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Equity Interests or assets received or given by the Company and its Restricted Subsidiaries in such transaction.

        "Permitted Investments" means:

  (a)
  any Investment in the Company, any Restricted Subsidiary or any Permitted Joint Venture of the Company or of a Restricted Subsidiary that in each case is a Healthcare Service Business;

  (b)
  any Investment in Cash and Cash Equivalents or Investment Grade Securities;

  (c)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in the Healthcare Service Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or a Permitted Joint Venture of the Company or of a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary or a Permitted Joint Venture of the Company or of a Restricted Subsidiary;

  (d)
  any Investment in securities or other assets not constituting Cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Limitation on Use of Proceeds from Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (e)
  any Investment existing on the Closing Date;

  (f)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of clause (ii) of paragraph (b) of the covenant described under "—Limitation on Transactions with Affiliates";

  (g)
  any investment in Healthcare Service Businesses having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (g) that are at that time outstanding (and not including any Investments outstanding on the Subordinated Notes Closing Date), not to exceed 5% of Total Assets of the Company at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (h)
  any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries of the Company that are not Restricted Subsidiaries in Subsidiaries of the Company that are not Restricted Subsidiaries;

  (i)
  advances to employees in the ordinary course of business not in excess of $7.5 million outstanding at any one time;

  (j)
  any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (k)
  Hedging Obligations;

  (l)
  Investments the payment for which consists exclusively of Equity Interests (other than Redeemable Stock) of the Company;

  (m)
  Investments made in connection with Permitted Asset Swaps; and

  (n)
  additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding, not to exceed $30 million at the time of such Investment (with fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Joint Venture" means, with respect to any Person:

  (i)
  any corporation, association, limited liability company or other business entity (other than a partnership) (A) of which 50% or more of the total voting power of shares of Capital Stock or other Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (B) which is either managed or controlled by such Person or any of its Restricted Subsidiaries and

  (ii)
  any partnership of which (x) 50% or more of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (y) which is either managed or controlled by such Person or any of its Restricted Subsidiaries, and which in the case of each of clauses (i) and (ii) is engaged in a Healthcare Service Business.

        "Permitted Liens" means, with respect to the Company or any Restricted Subsidiary:

  (i)
  Liens on property or assets of the Company and its Restricted Subsidiaries existing on the Closing Date (excluding Liens permitted by clause (ii) below);

  (ii)
  any Lien created pursuant to any loan document under the Credit Agreement and Liens to secure any other Indebtedness permitted pursuant to clauses (i) and (xi) (to the extent incurred under the Credit Agreement), of the second paragraph of the covenant described under "Certain Covenants—Limitation on Additional Indebtedness" and, with respect to both such clauses (i) and (xi), replacements, refinancings, refundings, and substitute facility or facilities thereof, in whole or in part, and additional facility or facilities;

  (iii)
  any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Subsidiaries (including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries), provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply or extend to any other property or assets of the Company or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (iv)
  Liens for taxes not yet due or which are being contested in good faith or Liens for unpaid local or state taxes that are not in the aggregate material;

  (v)
  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not in the aggregate material;

  (vi)
  pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance or other social security laws or regulations;

  (vii)
  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (viii)
  zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

  (ix)
  purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any of its Restricted Subsidiaries, provided that (i) such security interests secure Indebtedness permitted by the covenant described under "Certain Covenants—Limitations on Additional Indebtedness," (ii) such security interests and the Indebtedness secured thereby is created within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Company or any of its Subsidiaries;

  (x)
  Liens securing Indebtedness or other obligations of a Subsidiary of the Company owing to the Company or a Subsidiary of the Company;

  (xi)
  any Lien incurred in connection with any Indebtedness permitted to be incurred pursuant to clause (vii) of the second paragraph of the covenant described under "Certain Covenants—Limitation on Additional Indebtedness";

  (xii)
  Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iii), (ix) and (xi); provided, however, that:

  (A)
  such new Lien shall be limited to all or part of the same property that secured the prior Lien (plus improvements or additions to or on such property) at the time of such Refinancing and

  (B)
  the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

  (i)
  the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (i), (iii), (ix) or (xi) at the time the prior Lien became a Permitted Lien under the Indenture and

  (ii)
  an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

  (xiii)
  bankers' liens and Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business consistent with past practices in connection with title insurance, purchase agreements, judgment liens (if released, bonded or stayed within 60 days) and leases and subleases;

  (xiv)
  prejudgment liens in respect of property of a Foreign Subsidiary of the Company that are incurred in connection with a claim or action against such Foreign Subsidiary before a court or tribunal outside of the United States, provided that such liens do not, individually or in the aggregate, have a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole;

  (xv)
  Liens on the assets of the Insurance Subsidiaries securing self insurance and reinsurance obligations and letters of credit or bonds issued in support of such self insurance and reinsurance obligations, provided that the assets subject to such Liens shall only be assets of the Insurance Subsidiaries;

  (xvi)
  Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured;

  (xvii)
  Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of its business;

  (xviii)
  Liens not otherwise permitted by the foregoing clauses (i) through (xvii) securing any Indebtedness or other obligations, provided that the aggregate principal amount of such

    Indebtedness and other obligations secured by Liens permitted by this clause (xviii) shall not exceed $35 million at any time outstanding.

        "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Prior Purchase Money Obligations" means purchase money obligations relating to property acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that existed prior to the acquisition of such property by the Company or any of its Restricted Subsidiaries and that impose restrictions of the nature described under "—Limitation on Payment Restrictions Affecting Restricted Subsidiaries" on the property so acquired.

        "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event:

  (i)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

  (ii)
  is convertible or exchangeable for Indebtedness or Redeemable Stock, or

  (iii)
  is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to four months after the stated maturity of the notes.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, substitute, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Restricted Subsidiary" means each of the Subsidiaries of the Company that has not been designated an Unrestricted Subsidiary.

        "Rights Plan" means the Company's Share Purchase Rights Plan, dated July 21, 1992, as amended, restated, supplemented or otherwise modified from time to time.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly-owned Subsidiary or between Wholly-owned Subsidiaries.

        "Secured Indebtedness" means any Indebtedness secured by a Lien.

        "Senior Indebtedness" means the principal of and premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in the Indenture, is deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts (including, but not limited to, fees, expenses, reimbursement obligations in respect of letters of credit and indemnities) due or payable from time to time on or in connection with any Indebtedness of the Company unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be junior in right of payment to the notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) any Indebtedness or obligation that is contractually subordinated in right of payment to any other Indebtedness or obligation of the Company, (b) any obligations with respect to any Capital Stock, (c) any Indebtedness incurred, assumed or Guaranteed in violation of the Indenture, except where at the time of such incurrence, assumption or Guarantee, a responsible financial officer of the Company has delivered a certification as to its compliance at such time with the first paragraph of the covenant described under "—Limitation on Additional Indebtedness" above, and the holder of such Indebtedness or its trustee, agent or representative is not aware of facts or circumstances such that such Person could not rely in good faith on such certification, (d) any obligation of the Company to any Subsidiary, (e) any liability for Federal, state, local or other taxes owed or owing by the Company or (f) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities).

        "Stated Maturity" means, with respect to any Indebtedness, the date or dates specified in such Indebtedness as the fixed date or dates on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, it being understood that if an issue of Indebtedness has more than one fixed date on which the payment of principal is due and payable, each such fixed date shall be a separate Stated Maturity with respect to the principal amount of Indebtedness due on such date.

        "Subordinated Notes" means the Company's 9% Senior Subordinated Notes due 2008 issued under the Subordinated Notes Indenture and any of the Company's 9% Series A Senior Subordinated Notes due 2008 exchanged therefor.

        "Subordinated Notes Closing Date" means the date of issuance of the Subordinated Notes, February 12, 1998.

        "Subordinated Notes Indenture" means the Indenture dated as of the Subordinated Notes Closing Date, between the Company and Marine Midland Bank (now known as HSBC Bank USA), as trustee, as amended, under which the Subordinated Notes were issued.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter incurred, assumed or Guaranteed) that is subordinate or junior in right of payment to the notes pursuant to a written agreement, including the Subordinated Notes.

        "Subsidiary" means with respect to any Person:

  (i)
  any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof,

  (ii)
  any partnership of which more than 50% of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

  (iii)
  any Permitted Joint Venture of such Person.

        "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

        "Unrestricted Subsidiary" means:

  (i)
  any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and

  (ii)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Equity Interests or Indebtedness (other than any Indebtedness incurred in connection with services performed in the ordinary course of business by such Subsidiary for the Company or any of its Restricted Subsidiaries) of, or owns, or holds any Lien on, any property of, the Company or any Restricted Subsidiary of the Company, provided that

  (a)
  any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

  (b)
  such designation complies with the covenants described under "—Limitation on Restricted Payments" and

  (c)
  each of (I) the Subsidiary to be designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under "—Limitation on Additional Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

        "Wholly-owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which 95% or more of the outstanding Equity Interests of such Restricted Subsidiary are owned by such Person (either directly or indirectly through Wholly-owned Subsidiaries).

Exchange and Registration Rights Agreement

        We and the Initial Purchasers entered into an exchange and registration rights agreement (the "Exchange and Registration Rights Agreement") concurrently with the issuance of the Initial Notes. Pursuant to the Exchange and Registration Rights Agreement, we are required (a) to file with the Commission on or prior to 90 days after the date of issuance of the notes (the "Issue Date") an Exchange Offer Registration Statement on Form S-1 or Form S-4, if the use of such form was then available, relating to the Exchange Offer for the Initial Notes under the Securities Act; (b) to use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 210 days after the Issue Date and the Exchange Offer to be consummated within 240 days after the Issue Date and (c) to keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Initial Notes.

        The Exchange Offer being made hereby, if commenced and consummated within the time periods described in the above paragraph, will satisfy those requirements under the Exchange and Registration Rights Agreement.

        If (a) because of any change in law or applicable interpretations thereof by the staff of the Commission, we are not permitted to effect the Exchange Offer as contemplated by the Exchange and Registration Rights Agreement, (b) any Initial Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 240 days after the Issue Date, (c) any initial purchaser so requests with respect to Initial Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by the initial purchaser following the consummation of the Exchange Offer, (d) any applicable law or interpretations do not permit any holder of Initial Notes to participate in the Exchange Offer, (e) any holder of Initial Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Initial Notes, or (f) we so elect, then we will use our reasonable best efforts to file as promptly as practicable following the occurrence of any of the foregoing events listed under (a) through (f) (but in no event more than 30 days after so required or requested) with the Commission the Shelf Registration Statement to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Initial Note until (a) the date on which such Initial Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (b) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (c) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

        We will use our reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after its filing. Unless the Exchange Offer would not be permitted by a policy of the Commission, we will commence the Exchange Offer and will use our reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 240 days after the Issue Date. If applicable, we will use our reasonable best efforts to keep the Shelf Registration Statement effective for a period ending on the earlier of (i) two years after the Issue Date or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act.

        If (a) the applicable Registration Statement is not filed with the Commission on or prior to 90 days after the Issue Date; (b) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 210 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretation of the Commission's staff, if later, within 30 days after publication of the change in law or interpretation); (c) the Exchange Offer is not consummated on or prior to 240 days after the Issue Date or (d) the Shelf Registration Statement is filed and declared effective within 240 days after the Issue Date (or in the case of a Shelf Registration Statement to be filed in response to a change in law or applicable interpretations thereof, within 30 days after the publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that we are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (a) through (d), a "Registration Default"), we will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the notes on semi-annual payment dates which correspond to interest payment dates for the notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

        The Exchange and Registration Rights Agreement also provides that we (a) make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes for a period which is the lesser of 180 days after the consummation of the Exchange Offer and the date on which all such broker-dealers have sold all Exchange Securities held by them, and (b) pay all expenses incident to the Exchange Offer (including the expense of one counsel to the holders of the notes) and will jointly and severally indemnify certain holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

        Each holder of Initial Notes who wishes to exchange such Initial Notes for Exchange Notes in the Exchange Offer is required to make certain representations, including representations that (a) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (b) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Note, (c) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of ours, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (d) if such holder is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

        If the holder is not a broker-dealer, it is required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes.

        Holders of the notes are required to make certain representations to us (as described above) in order to participate in the Exchange Offer and are required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Initial Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Initial Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and

Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

        For so long as the Initial Notes are outstanding, we will continue to provide to holders of the Initial Notes and to prospective purchasers of the Initial Notes the information required by Rule 144A(d)(4) under the Securities Act.

        The foregoing description of the Exchange and Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Exchange and Registration Rights Agreement.

U.S. Federal Income Tax Considerations

Initial Notes and Exchange Notes are referred to collectively herein as "note" and "notes."

        The following is a discussion of material United States federal income tax consequences and certain other tax consequences of the acquisition, ownership and disposition of the notes. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the notes and who hold such notes as capital assets ("Holders"). This discussion does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the notes by any particular investor and does not address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, persons that have a functional currency other than the U.S. dollar and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment). This discussion does not address U.S. federal alternative minimum tax consequences, and does not describe any tax consequences arising under U.S. federal gift and estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenues Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

        Investors are urged to consult their tax advisors concerning the United States federal income tax consequences to them as a result of the exchange of the Initial Notes for the Exchange Notes and of the ownership and disposition of Exchange Notes received in the Exchange Offer, as well as the application of state, local and foreign income and other tax laws.

U.S. Federal Income Taxation of U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Holder that is a citizen or individual resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in the notes (a "U.S. Holder").

Payments of Interest

        Interest on a note will generally be includible in the income of a U.S. Holder in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes

        Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (1) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and (2) such beneficial owner's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such Holder, less any principal payments received by such Holder.

        Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than 12 months. The maximum federal long-term capital gain rate is 20% for noncorporate U.S. Holders and 35% for corporate U.S. Holders. The deductibility of capital losses by U.S. Holders is subject to limitations.

Exchange Offer

        The exchange pursuant to the Exchange Offer contemplated herein should not be a taxable event for U.S. federal income tax purposes. As a result, a U.S. Holder of Initial Notes should not recognize gain or loss on the exchange of such Initial Notes for Exchange Notes. A tendering Holder's tax basis in the Exchange Notes should be the same as such Holder's tax basis in the Initial Notes for which they are exchanged. A tendering Holder's holding period for the Exchange Notes received pursuant to the Exchange Offer should include its holding period for the Initial Notes surrendered therefor.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest

        Subject to the discussion of backup withholding below, payments of principal and interest on the notes by us or any of our agents to a holder of the notes that is, with respect to the United States, a foreign corporation, non-resident alien individual or other Holder that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to withholding of United States federal income tax, provided that, (i) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership and (ii) the beneficial owner (a) provides an Internal Revenue Service Form W-8BEN (or successor form) signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, (b) holds its notes through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that such beneficial owner is not a U.S. Holder or (c) satisfies certain documentary evidence requirements. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the Internal Revenue Service providing that it will administer all or part of the U.S. withholding tax rules under specified procedures.

        If a Non-U.S. Holder does not satisfy the preceding requirements, such Non-U.S. Holder generally will be subject to withholding of United States federal income tax unless such Non-U.S. Holder holds its notes in connection with the conduct of a U.S. trade or business and provides an Internal Revenue Service Form W-8ECI (or successor form) or otherwise qualifies for an exemption.

        The rules regarding withholding are complex and vary depending on a Holder's individual situation. Each Non-U.S. Holder is urged to consult such Holder's tax advisor as to the specific procedures for establishing an exemption from withholding tax.

Disposition of Notes

        No withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or disposition of a note.

        A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note unless (a) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (b) such gain or income is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

Exchange Offer

        The exchange pursuant to the Exchange Offer contemplated herein should not be a taxable event for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        We are required to file information returns with the Internal Revenue Service with respect to payments made to certain U.S. Holders of notes. In addition, certain U.S. Holders may be subject to a backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to us. Non-U.S. Holders of notes may be required to comply with applicable certification procedures to establish that they are not U.S. Holders or otherwise qualify for exemption in order to avoid the application of such information reporting requirements and backup withholding tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the person's U.S. federal income tax liability provided that required information is furnished to the Internal Revenue Service.

        Each Non-U.S. Holder is urged to consult such Holder's tax advisor as to the procedures for establishing an exemption from backup withholding.

Plan of Distribution

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of the lesser of 180 days after the Expiration Date and the date on which all exchanging dealers have sold all Exchange Notes held by them, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of the lesser of 180 days after the Expiration Date and the date on which all exchanging dealers have sold all Exchange Notes held by them, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any exchanging dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Initial Notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the Initial Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal Matters

        Certain legal matters with respect to the Exchange Notes offered hereby will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

Independent Public Accountants

        Our consolidated financial statements and schedule as of September 30, 2000 and 2001 and for each of the fiscal years ended September 30, 1999, 2000 and 2001 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants. Arthur Andersen has not consented to the incorporation by reference of their report with respect to their audits in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Anderson has not consented to the incorporation by reference of their report in this prospectus, the ability of holders of securities offered hereunder to seek potential recoveries from Arthur Andersen related to any claims that they may assert as a result of the audit performed by Arthur Andersen will be significantly limited as a result of the absence of the consent.

        On May 22, 2002, we determined to dismiss Arthur Andersen, and to engage Ernst & Young LLP to serve as our new independent auditors for fiscal year 2002. The change in auditors became effective May 24, 2002. This determination was recommended by our executive management and approved by our Audit Committee of the Board of Directors.

        During the fiscal years ended September 30, 2001 and 2000 and the interim period between September 30, 2001 and May 24, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years. Arthur Andersen's reports on our consolidated financial statements for each of the fiscal years ended September 30, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended September 30, 2001 and 2000 and the interim period between September 30, 2001 and May 24, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal years ended September 30, 2001 and 2000 and the interim period through May 24, 2002, neither we nor anyone acting on our behalf consulted Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The financial statements of Choice as of December 31, 2000 and 2001 and for each of the fiscal years ended December 31, 1999, 2000 and 2001 incorporated by reference in this prospectus have been audited by Ernst & Young as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in the accompanying letter of transmittal. You must not rely on any unauthorized information or representations. This prospectus and the accompanying letter of transmittal are an offer to sell or to buy only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and in the accompanying letter of transmittal is current only as of their respective dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        We are a Delaware corporation. Article VII of our By-laws provides in substance that we shall indemnify directors and officers against all liability and related expenses incurred in connection with the affairs of the Company if: (a) in the case of action not by us or in our right, the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and (with respect to a criminal proceeding) had no reasonable cause to believe his or her conduct was unlawful; and (b) in the case of actions by us or in our right, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, provided that no indemnification shall be made for a claim as to which the director or officer is adjudged liable for negligence or misconduct unless (and only to the extent that) an appropriate court determines that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances, as follows:

145 Indemnification of Officers, Directors, Employees and Agents; Insurance

        (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        * * *

        In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit. Article Twelfth of our Certificate of Incorporation sets forth such a provision.

        We also maintain directors' and officers' liability insurance with various providers.

Item 21. Exhibits and Financial Statement Schedules.

        (a) Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

        (b) Financial Statement Schedules. Financial statement schedules are not submitted because they are not applicable or because the required information is included in the consolidated financial statements or notes thereto.

Item 22. Undertakings.

        (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on                        .

MAGELLAN HEALTH SERVICES, INC.
Date: August 26, 2002	By:	/s/ MARK S. DEMILIO Mark S. Demilio Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/*/ DANIEL S. MESSINA Daniel S. Messina	President, Chief Executive Officer and Director	August 26, 2002
/*/ MARK S. DEMILIO Mark S. Demilio	Executive Vice President, Chief Financial Officer	August 26, 2002
/*/ JEFFREY N. WEST Jeffrey N. West	Senior Vice President and Controller	August 26, 2002
/*/ HENRY T. HARBIN Henry T. Harbin	Chairman of the Board	August 26, 2002
/*/ DAVID BONDERMAN David Bonderman	Director	August 26, 2002
/*/ JONATHAN J. COSLET Jonathan J. Coslet	Director	August 26, 2002
/*/ ANDRE C. DIMITRIADIS Andre C. Dimitriadis	Director	August 26, 2002

/*/ GERALD L. MCMANIS Gerald L. McManis	Director	August 26, 2002
/*/ ROBERT W. MILLER Robert W. Miller	Director	August 26, 2002
/*/ DARLA D. MOORE Darla D. Moore	Director	August 26, 2002
/*/ JEFFREY A. SONNENFELD Jeffrey A. Sonnenfeld	Director	August 26, 2002
/*/ JAMES B. WILLIAMS James B. Williams	Director	August 26, 2002
*by:	/s/ MARK S. DEMILIO Mark S. Demilio Attorney-in-fact	August 26, 2002

Exhibit Index

Exhibit Number	Description of the Exhibit
2(a)	Share Purchase Agreement, dated December 4, 2000 among Green Spring Health Services of Canada Co., Green Spring Canadian Holding, Inc., Green Spring Health Services, Inc. and Family Guidance Group, Inc., which was filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 and is incorporated herein by reference.
2(b)
Stock Purchase Agreement, dated as of January 15, 2001, by and among National Mentor, Inc., Magellan Public Network, Inc., Magellan Health Services, Inc. and National Mentor Holdings, Inc., which was filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 and is incorporated herein by reference.
2(c)
Master Service Agreement, dated August 5, 1997, between the Company, Aetna U.S. Healthcare, Inc. and Human Affairs International, Incorporated, which was filed as Exhibit 2(b) to the Company's current report on Form 8-K, which was filed on December 17, 1997 and is incorporated herein by reference.
2(d)
First Amendment to Master Services Agreement, dated December 4, 1997, between the Company, Aetna U.S. Healthcare, Inc. and Human Affairs International, Incorporated, which was filed as Exhibit 2(d) to the Company's current report on Form 8-K, which was filed on December 17, 1997 and is incorporated herein by reference.
2(e)
Asset Purchase Agreement, dated October 16, 1997, among the Company; Allied Health Group, Inc.; Gut Management, Inc.; Sky Management Co,; Florida Specialty Network, LTD; Surgical Associates of South Florida, Inc.; Surginet, Inc.; Jacob Nudel, M.D.; David Russin, M.D. and Lawrence Schimmel, M.D., which was filed as Exhibit 2(e) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997 and is incorporated herein by reference.
2(f)
First Amendment to Asset Purchase Agreement, dated December 5, 1997, among the Company; Allied Health Group, Inc.; Gut Management, Inc.; Sky Management Co.; Florida Specialty Network, LTD; Surgical Associates of South Florida, Inc.; Surginet, Inc.; Jacob Nudel, M.D.; David Russin M.D.; and Lawrence Schimmel, M.D., which was filed as Exhibit 2(f) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997 and is incorporated herein by reference.
2(g)
Second Amendment to Asset Purchase Agreement, dated November 18, 1998, among the Company; Allied Health Group, Inc.; Gut Management, Inc.; Sky Management Co.; Florida Specialty Network, LTD; Surgical Associates of South Florida, Inc.; Surginet, Inc.; Jacob Nudel, M.D.; David Russin M.D.; and Lawrence Schimmel, M.D., which was filed as Exhibit 2(m) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and is incorporated herein by reference.
2(h)
Third Amendment to Asset Purchase agreement, dated December 31, 1998, among the Company; Allied Health Group, Inc.; Gut Management, Inc.; Sky Management Co.; Florida Specialty Network, LTD; Surgical Associates of South Florida, Inc.; Surginet, Inc.; Jacob Nudel, M.D.; David Russin, M.D.; and Lawrence Schimmel, M.D., which was filed as Exhibit 2(b) to the Company's Quarterly on Form 10-Q for the quarterly period ended December 31, 1998 and is incorporated herein by reference.

2(i)
Agreement and Plan of Merger, dated October 24, 1997, among the Company, Merit Behavioral Care Corporation and MBC Merger Corporation which was filed as Exhibit 2(g) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997 and is incorporated herein by reference.
2(j)
Share Purchase Agreement, dated April 2, 1999, by and among the Company, Charter Medical International, S.A., Inc. (a wholly owned subsidiary of the Company), Investment AB Bure, and CMEL Holding Limited (a wholly owned subsidiary of Investment AB Bure), filed as Exhibit 2(a) to the Company's current report on Form 8-K, which was filed on April 12, 1999 and is incorporated herein by reference.
2(k)
Stock Purchase Agreement, dated April 2, 1999, by and among the Company, Charter Medical International S.A., Inc. (a wholly owned subsidiary of the Company), Investment AB Bure and Grodrunden 515 AB (a wholly owned subsidiary of Investment AB Bure), filed as Exhibit 2(b) to the Company's current report on Form 8-K, which was filed on April 12, 1999 and is incorporated herein by reference.
2(l)
First Amendment to Share Purchase Agreement, dated April 8, 1999, by and among the Company, Charter Medical International S.A., Inc. (a wholly owned subsidiary of the Company), Investment AB Bure, and CMEL Holding Limited (a wholly owned subsidiary of Investment AB Bure), filed as Exhibit 2(c) to the Company's current report on Form 8-K, which was filed on April 12, 1999 and is incorporated herein by reference.
2(m)
First Amendment to Stock Purchase Agreement, dated April 8, 1999, among the Company, Charter Medical International S.A., Inc. (a wholly owned subsidiary of the Company), Investment AB Bure, and CMEL Holding Limited (a wholly owned subsidiary of Investment AB Bure), filed as Exhibit 2(d) to the Company's current report on Form 8-K, which was filed on April 12, 1999 and is incorporated herein by reference.
2(n)
Letter Agreement dated August 10, 1999 by and among the Company, Charter Behavioral Health Systems, LLC, Crescent Real Estate Equities Limited Partnership and Crescent Operating, Inc., which was filed as Exhibit 2(a) to the Company's current report on Form 8-K, which was filed on September 24, 1999 and is incorporated herein by reference.
3(a)
Restated Certificate of Incorporation of the Company, as filed in Delaware on October 16, 1992, which was filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended September 30, 1992 and is incorporated herein by reference.
3(b)	Bylaws of the Company, which were filed as Exhibit 3(b) to the Corporation's Annual Report on Form 10-K for the year ended September 30, 1999 and are incorporated herein by reference.
3(c)
Certificate of Ownership and Merger merging Magellan Health Services, Inc. (a Delaware corporation) into Charter Medical Corporation (a Delaware corporation), as filed in Delaware on December 21, 1995, which was filed as Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year ended September 30, 1995 and is incorporated herein by reference.
4(a)
Stock and Warrant Purchase Agreement, dated December 22, 1995, between the Company and Richard E. Rainwater, which was filed as Exhibit 4(f) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995 and is incorporated herein by reference.

4(b)
Amendment No. 1 to Stock and Warrant Purchase Agreement, dated January 25, 1996, between the Company and Rainwater-Magellan Holdings, L.P., which was filed as Exhibit 4.7 to the Company's Registration Statement on Form S-3 (No. 333-01217) filed February 26, 1996, and is incorporated herein by reference.
4(c)
Warrant Purchase Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities Limited Partnership which was filed as Exhibit 4(a) to the Company's current report on Form 8-K, which was filed on April 23, 1997 and is incorporated herein by reference.
4(d)
Amendment No. 1, dated June 17, 1997, to the Warrant Purchase Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities Limited Partnership, which was filed as Exhibit 4(b) to the Company's current report on Form 8-K, which was filed on June 30, 1997 and is incorporated herein by reference.
4(e)
Indenture, dated as of February 12, 1998, between the Company and Marine Midland Bank, as trustee, relating to the 9% Senior Subordinated Notes due February 15, 2008 of the Company, which was filed as Exhibit 4(a) to the Company's Current Report on Form 8-K, which was filed April 3, 1998 and is incorporated herein by reference.
4(f)
Purchase Agreement, dated February 5, 1998, between the Company and Chase Securities Inc., which was filed as Exhibit 4(b) to the Company's Current Report on Form 8-K, which was filed April 3, 1998 and is incorporated herein by reference.
4(g)
Exchange and Registration Rights Agreement, dated February 12, 1998, between the Company and Chase Securities Inc., which was filed as Exhibit 4(c) to the Company's Current Report on Form 8-K, which was filed on April 3, 1998 and is incorporated herein by reference.
4(h)
Credit Agreement, dated February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(d) to the Company's Current Report on Form 8-K, which was filed April 3, 1998 and is incorporated herein by reference.
4(i)
Amendment No. 1, dated as of September 30, 1998, to the Credit Agreement, dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(e) to the Company's Registration Statement Form S-4/A (No. 333-49335) filed October 5, 1998, and is incorporated herein by reference.
4(j)
Amendment No. 2, dated as of April 30, 1999, to the Credit Agreement dated as of February 12, 1998, among the Company certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent which was filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 and is incorporated herein by reference.
4(k)
Amendment No. 3, dated as of July 29, 1999, to the Credit Agreement dated as of February 12, 1998, among the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(n) to the Company's Annual Report on Form 10-K for the year ended September 30, 1999 and is incorporated herein by reference.

4(l)
Amendment No. 4, dated as of September 8, 1999, to the Credit Agreement dated as of February 12, 1998, among the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(o) to the Company's Annual Report on Form 10-K for the year ended September 30, 1999 and is incorporated herein by reference.
4(m)
Amendment No. 5, dated as of January 12, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999, and is incorporated herein by reference.
4(n)
Registration Rights Agreement, dated as of July 19, 1999, between the Company and TPG Magellan LLC, filed as Exhibit 4.2 to the Company's current report on Form 8-K, which was filed on July 21, 1999 and is incorporated herein by reference.
4(o)
Amended and Restated Investment Agreement, dated December 14, 1999, between the Company and TPG Magellan LLC together with the following exhibits: (i) form of Certificate of Designations of Series A Cumulative Convertible Preferred Stock; (ii) form of Certificate of Designation of Series B Cumulative Convertible Preferred Stock; (iii) form of Certificate of Designations of Series C Junior Participating Preferred Stock, which was filed as Exhibit 4(r) to the Company's Annual Report on Form 10-K for the year ended September 30, 1999 and is incorporated herein by reference.
4(p)
Amendment Number One to Registration Rights Agreement, dated as of October 15, 1999, between the Company and TPG Magellan LLC, which was filed as Exhibit 4(d) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999 and is incorporated herein by reference.
4(q)
Amendment No. 6, dated as of August 10, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 and is incorporated herein by reference.
4(r)
Amendment No. 7, dated as of September 19, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as exhibit 4(r) to the Company's Annual Report on Form 10-K for the year ended September 30, 2000, and is incorporated herein by reference.
4(s)
Amendment No. 8, dated as of November 21, 2000, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as exhibit 4(s) to the Company's Annual Report on Form 10-K for the year ended September 30, 2000 and is incorporated herein by reference.
4(t)
Amendment No. 9, dated as of April 25, 2001, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and The Chase Manhattan Bank, as administrative agent, which was filed as exhibit 4(o) to the Company's Registration Statement on Form S-3 (No. 333-64178) filed June 29, 2001, and is incorporated herein by reference.

4(u)
Indenture, dated as of May 31, 2001, between the Company and HSBC Bank USA, as Trustee, relating to the 9 3/8% Senior Notes due 2007, which was filed as exhibit 4(p) to the Company's Registration Statement on Form S-3 (No. 333-64178) filed June 29, 2001, and is incorporated herein by reference.
+4(v)	Exchange and Registration Rights Agreement, dated as of May 31, 2001, among the Company, J.P. Morgan Securities Inc., Credit Suisse First Boston and UBS Warburg LLC.
4(w)
Certificate of Designations of Series A Cumulative Preferred Stock of Magellan Health Services, Inc., which was filed as Exhibit (4q) to the Company's Registration Statement on Form S-3A (No. 333-64178), which was filed on September 28, 2001, and is incorporated herein by reference.
4(x)
Form of Series A Junior Subordinated Convertible Debenture Indenture and Series A Junior Subordinated Convertible Debenture, which was filed as Exhibit 4(i) to the Company's Registration Statement on Form S-3A (No. 333-64178), which was filed on September 28, 2001, and is incorporated herein by reference.
4(y)
Amendment No. 10, dated December 26, 2001, to the Credit Agreement dated as of February 12, 1998, among the Company, certain of the Company's subsidiaries listed therein and the Chase Manhattan Bank, as administrative agent, which was filed as Exhibit 4(x) to the Company's Annual Report on Form 10-K for the year ended September 30, 2001, and is incorporated herein by reference.
5	Opinion of Cleary, Gottlieb, Steen & Hamilton as to the legality of the securities being registered.
*10(a)
1992 Stock Option Plan of the Company, as amended, which was filed as Exhibit 10(c) to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and is incorporated herein by reference.
*10(b)
1992 Directors' Stock Option Plan of the Company, as amended, which was filed as Exhibit 10(d) to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and is incorporated herein by reference.
*10(c)
1994 Stock Option Plan of the Company, as amended, which was filed as Exhibit 10(e) to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and is incorporated herein by reference.
*10(d)
Directors' Unit Award Plan of the Company, which was filed as Exhibit 10(i) to the Company's Registration Statement on Form S-4 (No. 333-53701) filed May 18, 1994, and is incorporated herein by reference.
*10(e)
1996 Stock Option Plan of the Company, which was filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 and is incorporated herein by reference.
*10(f)
1996 Directors' Stock Option Plan of the Company, which was filed as Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 and is incorporated herein by reference.
*10(g)
1997 Stock Option Plan of the Company, which was filed as Exhibit 10(i) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 and is incorporated herein by reference.

*10(h)
Amendment to the Company's 1992 Directors' Stock Option Plan, which was filed as Exhibit 10(d) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(i)
Amendment to the Company's Directors' 1996 Directors Stock Option Plan, which was filed as Exhibit 10(e) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(j)
Amendment to the Company's 1994 Stock Option Plan, which was filed as Exhibit 10(f) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(k)
Amendment to the Company's 1996 Stock Option Plan, which was filed as Exhibit 10(g) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(l)
Amendment to the Company's 1997 Stock Option Plan, which was filed as Exhibit 10(h) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(m)
Amended 1998 Stock Option Plan of the Company, which was filed as Exhibit 10(i) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(n)
Third Amendment to the Company's 1998 Stock Option Plan, which was filed as Exhibit 10(j) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(o)
Written description of the Green Spring Health Services, Inc. Annual Incentive Plan for the period ended September 30, 1998, which was filed as Exhibit 10(s) to the Company's Annual Report on Form 10-K for the year ended September 30, 1998 and is incorporated herein by reference.
*10(p)
Magellan Corporate Short-Term Incentive Plan for the fiscal year ended September 30, 1999, which was filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(q)
Magellan Behavioral Health Short-Term Incentive Plan for the fiscal year ended September 30, 1999, which was filed as Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(r)
Letter Agreement, dated March 2, 1999, between the Company and Clifford W. Donnelly, Executive Vice President of the Company, which was filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999 and is incorporated herein by reference.
*10(s)
Letter Agreement, dated June 4, 1999, between the Company and Mark S. Demilio, Executive Vice President of the Company, which was filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999 and is incorporated herein by reference.
10(t)
Warrant Purchase Agreement, dated June 16, 1997, between the Company and Crescent Operating, Inc., which was filed as Exhibit 99(g) to the Company's current report on Form 8-K, which was filed on June 30, 1997 and is incorporated herein by reference.

*10(u)
1998 Stock Option Plan of the Company which was filed as Exhibit 10(ay) to the Company's Registration Statement on Form S-4 (No. 333-49335) filed April 3, 1998, and is incorporated herein by reference.
*10(v)
Employment Agreement, dated December 9, 1998, between Magellan Behavioral Health, Inc. and John Wider, President and Chief Operating Officer of Magellan Behavioral Health, Inc., which was filed as Exhibit 10 to the Company's Form 10-Q for the quarterly period ended December 31, 1998 and is incorporated herein by reference.
*10(w)
Employment Agreement, dated February 11, 1999, between the Company and Clarissa C. Marques, Ph.D., Executive Vice President of the Company, which was filed as Exhibit 10(c) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and is incorporated herein by reference.
*10(x)
Employment Agreement, dated June 25, 1998, between the Company and Henry T. Harbin, M.D., President, Chief Executive Officer of the Company, which was filed as exhibit 10(a) to the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 1998 and is incorporated herein by reference.
10(y)
Offer to Purchase and Consent Solicitation Statement, dated January 12, 1998, by the Company for all of its 11 1/4% Series A Senior Subordinated Notes due 2008, which was filed as Exhibit 10(ad) to the Company's Registration Statement on Form S-4 (No. 333-49335) filed April 3, 1998, and is incorporated herein by reference.
10(z)
Offer to Purchase and Consent Solicitation Statement, dated January 12, 1998, by Merit Behavioral Care Corporation for all of its 11 1/2% Senior Subordinated Notes due 2005, which was filed as Exhibit 10(ae) to the Company's Registration Statement on Form S-4 (No. 333-49335) filed April 3, 1998, and is incorporated herein by reference.
10(aa)
Agreement and Plan of Merger by and among Merit Behavioral Care Corporation, Merit Merger Corp., and CMG Health, Inc. dated as of July 14, 1997, which was filed as Exhibit 10(ah) to the Company's Annual Report on Form 10-K for the year ended September 30, 1998 and is incorporated herein by reference.
10(ab)
Stock Purchase Agreement, dated as of January 28, 2000, by and among Magellan Health Services, Inc.; Allied Specialty Care Services, Inc. and Vivra Holdings, Inc., which was filed as Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 and is incorporated herein by reference.
10(ac)
Magellan Corporate Short-Term Incentive Plan for the fiscal year ended September 30, 2000, which was filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 and is incorporated herein by reference.
10(ad)
Magellan Behavioral Health Short-Term Incentive Plan for the fiscal year ended September 30, 2000, which was filed as Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 and is incorporated herein by reference.
10(ae)
Magellan Health Services, Inc.—2000 Employee Stock Purchase Plan, which was filed as Exhibit 10(ae) to the Company's Registration Statement on Form S-3A (No. 333-64178), which was filed on September 28, 2001, and is hereby incorporated by reference.
10(af)
Magellan Health Services, Inc. — 2000 Employee Stock Purchase Plan, which was filed as Exhibit 10(ae) to the Company's Annual Report on Form 10-K for the year ended September 30, 2000 and is incorporated herein by reference.

10(ag)
Magellan Health Services, Inc. — 2000 Long-Term Incentive Compensation Plan, which was filed as Exhibit 10(af) to the Company's Annual Report on Form 10-K for the year ended September 30, 2000 and is incorporated herein by reference.
+*10(ah)	Employment Agreement, dated June 18, 2001 between the Company and Daniel S. Messina, President, Chief Operating Officer and Director of the Company.
+*10(ai)	Employment Agreement, dated March 2, 2001 between the Company and Henry T. Harbin, M.D., Chairman of the Board, Chief Executive Officer and Director of the Company.
12	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
16	Letter from Arthur Andersen to the Commission dated May 24, 2002, which was filed as Exhibit 16 to the Company's Form 8-K dated May 24, 2002 and is incorporated herein by reference.
21	List of subsidiaries of the Registrant, which was filed as Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 and is incorporated herein by reference.
23(a)	Consent of Ernst & Young LLP.
23(c)	Consent of Cleary, Gottlieb, Steen & Hamilton (included in its opinion filed as Exhibit 5).
+24	Powers of Attorney.
+25	Statement of Eligibility and Qualification on Form T-1 of HSBC Bank USA, as Trustee, under the Indenture.
+99(a)	Form of Letter of Transmittal.
+99(b)	Form of Notice of Guaranteed Delivery.
+99(c)	Form of Letter to Clients.
+99(d)	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
+99(e)	Form of Exchange Agent Agreement between the Company and HSBC Bank USA.

*
Constitutes a management contract of compensatory plan arrangement.

+
Previously filed

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Terms of the Exchange Offer
TABLE OF CONTENTS
NOTICE TO NEW HAMPSHIRE RESIDENTS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
SUMMARY
The Exchange Offer
Summary Description of the Exchange Notes
Risk Factors
Risk Factors
The Exchange Offer
Use of Proceeds
Capitalization
Selected Historical Financial Information
Description of the Exchange Notes
Exchange and Registration Rights Agreement
U.S. Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Independent Public Accountants
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Signatures
Exhibit Index